Exhibit 2.2

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
Description of American Depositary Shares
The following description of Banco Santander’s American depositary shares (the “ADSs”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the amended and restated deposit agreement (the “Deposit Agreement”) dated September 22, 2021, by and among Banco Santander, Citibank, N.A. (the “Depositary”) and the owners and holders from time to time of American depositary receipts (the “ADRs”) issued thereunder evidencing ADSs. Banco Santander encourages you to read the Deposit Agreement for additional information. Capitalized terms shall have the meaning stated herein or the meaning stated in the Deposit Agreement.
American Depositary Receipts
The ADSs have been listed and traded on the New York Stock Exchange since 30 July 1987. Each ADS represents one of Banco Santander’s shares and is evidenced by an ADR. Under the deposit agreement, pursuant to which ADRs have been issued, Citibank, N.A. is the depositary and holder from time to time of ADRs. At 31 December 2022, Banco Santander had outstanding a total of 648,028,834 ADRs of which 7,615,014 were held by 11,324 registered holders with Citibank, N.A. Since certain of such of Banco Santander’s shares and Banco Santander’s ADSs are held by nominees, the number of record holders is not representative of the number of beneficial owners. Banco Santander’s directors and executive officers owned 171,721 ADRs as of 31 December 2022, according to the information of the Spanish Comisión Nacional de Mercado de Valores (CNMV).
Banco Santander’s depositary is Citibank, N.A. The depositary's office is located at 388 Greenwich Street, New York, N.Y. 10013.
The Depositary may collect any of its fees by deducting those fees from any cash distributions payable to owners, or by selling a portion of distributable property to pay the fees. The Depositary may also collect its annual fee for Depositary services and its fees for any other charges incurred by deducting those fees from any cash distributions or by directly billing ADS holders.
The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favourable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favourable to ADS holders, subject to the Depositary’s obligations under the Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
The Depositary may reimburse Banco Santander for certain expenses incurred by in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the

ADR program or otherwise, upon such terms and conditions as Banco Santander and the Depositary agree from time to time. Banco Santander shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and Banco Santander may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between Banco Santander and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to Banco Santander once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
In 2022, the Depositary made direct payments and reimbursements to Banco Santander in the gross amount of USD 11,679,006 for expenses related to investor relations with no withholding for tax purposes in the U.S.
Trading by Banco Santander’s Subsidiaries in the Shares
Banco Santander and/or some of its subsidiaries, in accordance with customary practice in Spain, and as permitted under the relevant European regulations and according to internal policy, have regularly purchased and sold Banco Santander shares for their own account.
Banco Santander’s trading activities in its shares is driven by orders, which are matched by the market’s computer system according to price and time entered. Banco Santander’s broker (which is Banco Santander S.A., after the absorption of Santander Investment Bolsa, S.V., S.A.U and Popular Bolsa, S.V., S.A.U.), and the other brokers authorized to trade on the continuous market (“Member Firms”) are not required to and do not serve as market makers maintaining independently established bid and ask prices. Rather, Member Firms place orders for their customers, or for their own account, into the market’s computer system. If an adequate counterparty order is not available on the continuous market at that time, the Member Firm may solicit counterparty orders from among its own clients and/or may accommodate the client by filling the client’s order as principal.
Under the Spanish Capital Companies Law, a company and its subsidiaries are prohibited from purchasing shares of Banco Santander in the primary market. However, purchase of the shares is permitted in the secondary market provided that: (1) the aggregate nominal value of such purchases (referred to as “treasury stock” or “autocartera”) and of the shares previously held by Banco Santander and its subsidiaries does not exceed 10% of the total outstanding capital stock of Banco Santander, (2) the purchases are authorized at a meeting of the shareholders of the acquiring company and, if the acquisition relates to shares in the parent company, the acquiring company’s parent, and (3) such purchases, together with the shares previously held by Banco Santander and its subsidiaries, do not result in a net equity less than Banco Santander’s stock and the minimum reserves stipulated by law and Banco Santander’s Bylaws.
Spanish Royal Decree 1362/2007, of October 19, requires that the CNMV be notified each time the acquisition of treasury stock made since the last notification reaches 1% of the voting rights of Banco Santander, regardless of any other preceding sales. The Spanish Capital Companies Law establishes, in relation to the treasury stock shares (held by Banco Santander and its affiliates), that the exercise of the right to vote and other non-financial rights attached to them shall be suspended. Financial rights arising from treasury stock held directly by Banco Santander, with the exception of the right to allotment of new bonus shares, shall be attributed proportionately to the rest of the shares.
The portion of overall trading volume in Banco Santander ordinary shares transacted by Group subsidiaries continues to vary from day to day and from month to month, and is expected to continue to do so in the future. In 2022, 18% of the total volume traded in Banco Santander ordinary shares executed on the Primary Spanish Stock Exchange (Bolsas y Mercados Españoles) was transacted by Banco Santander, S.A. The portion of trading volume in shares allocable to purchases and sales as principal by Banco Santander’s companies (treasury shares) was approximately 3.2% in the same period. The monthly average percentage of outstanding shares held by Banco Santander’s subsidiaries ranged from

0.02% to 1.92% in 2022. At 31 December 2022, Banco Santander, S.A. and its subsidiaries held 243,689,025 shares (1.45% of Banco Santander’s total capital stock as of that date).
Limitations of Delivery, Transfer and Surrender of the American Depositary Shares
As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.
The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or Banco Santander at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or Banco Santander or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).
The Depositary will not knowingly accept for deposit under the Deposit Agreement (a) any Restricted Securities (except as contemplated by Section 2.14) nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs. No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Kingdom of Spain and any necessary approval has been granted by any applicable governmental body in the Kingdom of Spain, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from Banco Santander, any agent of Banco Santander or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by Banco Santander or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.
The Depositary shall, at the request and expense of Banco Santander, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities and ADSs that are Restricted ADSs in order to enable the holder of such Shares or ADS, as applicable, to hold its ownership interests in such Restricted Securities in the form of ADSs issued under the terms of the Deposit Agreement.

Distributions
Cash Distributions
Whenever Banco Santander intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, Banco Santander shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and Banco Santander) prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9.
Upon confirmation of the receipt of (x) any cash dividend or other cash distribution in respect of any Deposited Property (whether from Banco Santander or otherwise), or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms thereof, the Depositary will (i) if any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (subject to the terms and conditions of Section 4.8), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges set forth in the Fee Schedule attached hereto as Exhibit B, and (b) applicable taxes required to be withheld in connection with the distribution) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution.
If Banco Santander, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by Banco Santander, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by Banco Santander shall be forwarded by Banco Santander to the Depositary upon request.
The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions other than Cash, Shares or Rights to Purchase Shares
1.Whenever Banco Santander intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, Banco Santander shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that Banco Santander wishes such distribution to be made to Holders of ADSs, the Depositary shall consult with Banco Santander, and Banco Santander shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) Banco Santander shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

2.Upon receipt of satisfactory documentation and the request of Banco Santander to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may reasonably deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem reasonably practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.
3.If (i) Banco Santander does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.
4.Neither the Depositary nor Banco Santander shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in this Section 4.5 available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.
Distribution in Shares
Whenever Banco Santander intends to make a distribution that consists of a dividend in, or free distribution of, Shares, Banco Santander shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and Banco Santander) prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from Banco Santander, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9.
Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by Banco Santander, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, Banco Santander and its counsel, after consultation with the Depositary, reasonably determines that the Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.
Elective Distributions in Cash or Shares. Whenever Banco Santander intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Shares, Banco Santander shall give notice thereof to the Depositary at least forty-five (45) days (or such other number of days as mutually agreed to in writing by the Depositary and Banco Santander) prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that Banco Santander wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with Banco Santander to determine, and Banco Santander shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) Banco Santander shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7. If the above conditions are not satisfied or if Banco Santander requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.9 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Kingdom of Spain in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date on the terms described in Section 4.9 and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. Banco Santander shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (x) in cash, the distribution shall be made upon the terms described in Section 4.1, or (y) in ADSs, the distribution shall be made upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.
Distribution of Rights to Purchase Additional ADSs.
Distribution to ADS Holders. Whenever Banco Santander intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, Banco Santander shall give notice thereof to the Depositary at least forty-five (45) days (or such other number of days as mutually agreed to in writing by the Depositary and Banco Santander) prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that Banco Santander wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with Banco Santander to determine, and Banco Santander shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) Banco Santander shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if Banco Santander requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS Record Date (upon the terms described in Section 4.9) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. Banco Santander shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).
Sale of Rights. If (i) Banco Santander does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7, or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary, shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. Banco Santander shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.
Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.
The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of Banco Santander in connection with the rights distribution.
Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for Banco Santander to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless Banco Santander furnishes the Depositary opinion(s) of counsel for Banco Santander in the United States and counsel to Banco Santander in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.
In the event that Banco Santander, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.
There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate Banco Santander to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.
Voting of Deposited Securities
As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9. The Depositary shall, if requested by Banco Santander in writing at least thirty (30) days prior to the date of such vote or meeting, at Banco Santander’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the articles of association or similar documents of Banco Santander and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by Banco Santander), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.
Notwithstanding anything contained in the Deposit Agreement or any ADR, with Banco Santander’s prior written consent, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavour, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the articles of association or similar documents of Banco Santander and the provisions of the Deposited Securities, to vote, cause the Custodian to vote or give voting instructions with respect to the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with such voting instructions. If the Depositary does not receive voting instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by Banco Santander to vote the Deposited Securities; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which Banco Santander informs the Depositary that (a) Banco Santander does not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of Deposited Securities may be adversely affected.
Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated herein). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favour of the items set forth in such voting instructions.
Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. Banco Santander agrees to take any and all actions reasonably necessary and as permitted by the laws of the Kingdom of Spain to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions reasonably requested to be taken if so requested in writing by the Depositary.
There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.
Reports
The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from Banco Santander which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by Banco Santander. The Depositary shall also provide or make available to Holders copies of such reports when furnished by Banco Santander pursuant to Section 5.6.
Maintenance of Office and Transfer Books by the Registrar
Until termination of the Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the issuance and delivery of ADSs, the acceptance for surrender of ADS(s) for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split ups of ADS(s) and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in each case in accordance with the provisions of the Deposit Agreement. The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by Banco Santander and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of Banco Santander or other than a matter related to the Deposit Agreement or the ADSs.
The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of Banco Santander subject, in all cases, to Section 7.8(a).
If any ADSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with written notice given as promptly as practicable to Banco Santander, appoint a Registrar or one or more co registrars for registration of issuances, cancellations, transfers, combinations and split-ups of ADSs and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary, upon written notice given as promptly as practicable to Banco Santander.

At the written request of Banco Santander, Banco Santander shall have the right to (i) at all reasonable times inspect transfer and registration records of the Depositary or its agent and take copies thereof and (ii) require the Depositary or its agent, the Registrar and any co-registrars to supply copies, as promptly as practicable, of such portions of such records as Banco Santander may request.
Notices and Reports
On or before the first date on which Banco Santander gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, Banco Santander shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. Upon written request, Banco Santander shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the articles of association or similar documents of Banco Santander that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.
Banco Santander will also transmit to the Depositary (a) an English language version of the other notices, reports and communications which are made generally available by Banco Santander to holders of its Shares or other Deposited Securities and (b) the English language versions of Banco Santander’s annual and semi-annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of Banco Santander and at Banco Santander’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as Banco Santander may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. Banco Santander has delivered to the Depositary and the Custodian a copy of the articles of association or similar documents of Banco Santander along with the provisions of or governing the Shares and any other Deposited Securities issued by Banco Santander in connection with such Shares, and, upon written request, as promptly as practicable upon any amendment thereto or change therein, Banco Santander shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of the Deposit Agreement.
The Depositary will, at the expense of Banco Santander, make available a copy of any such notices, reports or communications issued by Banco Santander and delivered to the Depositary for inspection by the Holders of the ADSs at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.
Amendment and Termination
Amendment/Supplement
Subject to the terms and conditions of this Section 6.1 and applicable law, the ADRs outstanding at any time, the provisions of the Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between Banco Santander and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or Banco Santander’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by Banco Santander and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners.
Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, Banco Santander and the Depositary may amend or supplement the Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.
Termination
The Depositary shall, at any time at the written direction of Banco Santander, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to Banco Santander a written notice of its election to resign, or (ii) ninety (90) days shall have expired after Banco Santander shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.
If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial

Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.
At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, Banco Santander shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
Description of Capital Stock
The following description of Banco Santander’s capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to Banco Santander’s Bylaws, which are incorporated by reference as an exhibit to the Annual Report on Form 20-F. Banco Santander encourages you to read the Bylaws for additional information.
Issued Share Capital
Banco Santander’s share capital is represented by ordinary shares with a par value of 0.50 euros each. All shares belong to the same class and carry the same rights, including as to voting and dividend.
There are no outstanding bonds or securities convertible into shares, other than the contingent convertible preferred securities (CCPS) referred to below under “Changes in capital'”.
At 31 December 2022, Banco Santander had a share capital of EUR 8,397,200,792 represented by 16,794,401,584 shares.
Certain Provisions Regarding Shareholder Rights
Banco Santander’s bylaws provide for only one class of shares (ordinary shares), granting all holders the same rights. Each Santander share entitles the holder to one vote. Banco Santander does not have a voting cap, fully conforming to the principle of one share, one vote, one dividend.
Banco Santander may issue non-voting shares for a nominal amount of not more than one-half of the paid-up share capital, and redeemable shares for a nominal amount of not more than one-fourth of its share capital. Banco Santander’s Bylaws do not contain any provisions relating to sinking funds.

Banco Santander’s Bylaws do not specify what actions or quorums are required to change the rights of holders of the stock. Under Spanish law, the rights of holders of stock may only be changed by an amendment to the Bylaws of Banco Santander that complies with the requirements explained below under “Meetings and Voting Rights”.
Meetings and Voting Rights
Banco Santander holds its annual general shareholders’ meeting during the first six months of each fiscal year on a date fixed by the board of directors. Extraordinary meetings may be called from time to time by the board of directors whenever the board considers it advisable for corporate interests, and whenever so requested by shareholders representing at least 3% of the outstanding share capital of Banco Santander. Notices of all meetings have to be published at least one month prior to the date set for the meeting, except in those instances in which a different period is established by law, in the Official Gazette of the Mercantile Register or in one of the national newspapers having the largest circulation in Spain, on the website of the CNMV and on the Bank’s website (www.santander.com). In addition, under Spanish law, the agenda of the meeting must be sent to the CNMV and the Spanish Stock Exchanges and published on Banco Santander’s website.
Each Banco Santander share entitles the holder to one vote. Registered holders of any number of shares who are current in the payment of capital calls are entitled to attend shareholders’ meetings. Banco Santander’s Bylaws do not contain provisions regarding cumulative voting.
Only registered holders of Santander shares of record at least five days prior to the day on which a meeting is scheduled to be held may attend and vote at shareholders’ meetings. As a registered shareholder, the depositary will be entitled to vote the Santander shares underlying the Santander ADSs. The deposit agreement requires the depositary to accept voting instructions from holders of Santander ADSs and to execute such instructions to the extent permitted by law.
Resolutions at general meetings are passed provided that, regarding the voting capital present or represented at the meeting, the number of votes in favour is higher than the number of votes against. Except for the foregoing cases in which the law and the Bylaws require a greater majority.
In accordance with Spanish law, a quorum on first call for a duly constituted ordinary or extraordinary general meeting of shareholders requires the presence in person or by proxy of shareholders representing at least 25% of the subscribed voting capital. On the second call there is no quorum requirement.
Notwithstanding the above, a quorum of at least 50% of the subscribed voting capital is required on the first call for a duly constituted ordinary or extraordinary general meeting of shareholders voting any of the following actions:
•the issuance of debentures
•the increase or reduction of share capital, the exclusion or limitation of pre-emptive rights, or the relocation of the registered office abroad
•the transformation, merger, split-off, or assignment of assets and liabilities and
•any other amendment of Banco Santander’s Bylaws.
A quorum of 25% of the subscribed voting capital is required for a duly constituted ordinary or extraordinary general meeting of shareholders voting on such actions on the second call.
For the valid approval of all the above listed actions the favourable vote of more than half of the votes corresponding to the shares represented in person or by proxy at the general shareholders’ meeting shall be required, except when on second call shareholders representing less than fifty percent of the subscribed share capital with the right to vote are in attendance, in which case the favourable vote of two-thirds of the share capital represented in person or by proxy at the general shareholders’ meeting shall be required.
Changes in Capital
Under Spanish law, the authority to increase share capital rests with the GSM. However, Banco Santander’s GSM may delegate to the board of directors the authority to approve or execute capital increases by no more than 50% of the share capital. Banco Santander’s Bylaws are fully aligned with Spanish law, and do not establish any different conditions for share capital increases.
At 31 December 2022, the board of directors has been authorized by the GSM to approve or execute the following capital increases:
•Authorized capital to 2025: At Santander’s April 2022 Annual General Meeting, the board was granted authorization to increase the share capital on one or more occasions by up to EUR 4,335,160,25.50 (50% of the capital at time of the 2022 Annual General Meeting ).The board was granted this authorization for three years (i.e., until 1 April 2025). Consequently, the board can issue shares for cash consideration with or without pre-emptive rights for shareholders, and for capital increases to back any convertible bonds or securities issued under its authority granted at the April 2019 Annual General Meeting to issue convertible bonds or securities (which the board will seek to renew at the 2023 Annual General Meeting). The issuance of shares without pre-emptive rights under this authorization is capped at EUR 867,032,065 (10% of the capital at the time of the April 2022 Annual General Meeting). However, under the Spanish Companies Act this limit does not apply to capital increases to convert CCPS (which shall be converted into newly-issued shares when the CET1 ratio falls below a predetermined threshold). This authorization has not been used in 2022.
•Capital increases approved for contingent conversion of CCPS: Banco Santander has issued contingent convertible preferred securities that qualify as regulatory Additional Tier 1 (AT1) instruments and which would convert into newly-issued shares if the CET1 ratio fell below a predetermined threshold. Each of these issuances is therefore backed by a capital increase approved under the authorization granted to the board by shareholders. The chart included under section 2.2 'Authority to increase capital' in the 'Corporate governance' chapter in part 1 of the Annual Report on Form 20-F shows the outstanding CCPS at the time of the Annual Report on Form 20-F, with details regarding the capital increase resolutions that back them. The execution of these capital increases is, therefore, contingent and has been delegated to the board of directors. Banco Santander’s board of directors has the authority to issue additional CCPS and other convertible securities and instruments in accordance with a resolution passed at the Annual General Meeting held on 12 April 2019 which allows the issuance of convertible instruments and securities up to EUR 10 billion or the equivalent amount in another currency (no issuances were executed in 2022 under this authorization). Any capital increase that results from shares converted from CCPS and other convertible instruments will occur according to the capital increase authorization made at the time those instruments were issued.
Dividends
For 2022, the board continued the policy of allocating approximately 40% of the Group's underlying profit to shareholder remuneration, split in approximately equal parts between cash dividends and share buybacks.
•Interim dividend payment. On 27 September 2022 the board agreed to:
•Pay an interim cash dividend of 5.83 euro cents per share (equivalent to approximately 20% of the Group's underlying profit in H1'22), charged against 2022 results; it was paid on 2 November 2022; and

•Implement the First 2022 Buyback Programme worth approximately 979 million euros (approximately 20% of the Group's underlying profit in H1'22) which was approved by the ECB on 17 November 2022. It ran from 22 November 2022 to 31 January 2023. Banco Santander bought back 340,406,572 shares, which was 2.03% of its share capital at that time. The First 2022 Buyback Programme aimed at reducing share capital by cancelling the shares that were acquired. Under the share capital reduction agreement approved at the Annual General Meeting, on 1 February 2023 the board agreed to reduce the share capital by EUR 170,203,286 (cancelling the 340,406, 572 shares acquired).

•Final remuneration: On 27 February 2023, pursuant to the 2022 shareholder remuneration policy, the board of directors decided to:
•Submit a resolution at the 2023 AGM to approve a final cash dividend in the gross amount of 5.95 euro cents per share entitled to receive dividends. If approved at the AGM, the dividend would be payable from 2 May 2023.
•Implement a Second 2022 Buyback Programme worth 921 million euros, for which the appropriate regulatory authorization has already been obtained and that will be executed from 1 March 2023.

Once the above mentioned actions are completed, the shareholder remuneration for the 2022 results will have totaled 3,842 million euros (approximately 40% of the underlying profit in 2022) split in approximately equal parts in cash dividends (1,942 million euros) and share buybacks (1,900 million euros). These amounts have been estimated assuming that, after the execution of the Second 2022 Buyback Programme, the number of outstanding shares entitled to receive the final dividend will be 16,190,866,119. Therefore, the total dividend will be higher if fewer shares than planned are acquired in the buyback programme and will be lower in the opposite scenario. For additional information, please refer to the Section 3.3 in 'Corporate governance' chapter in part 1 of the Annual Report on Form 20-F.
Shareholder remuneration policy for 2023 results
The shareholder remuneration policy the board has approved for the 2023 results is to pay out a shareholder remuneration of approximately 50% of the Group reported profit (excluding non-cash, non-capital ratios impact items), distributed in approximately 50% in cash dividend and 50% in share buybacks.
The execution of the shareholder remuneration policy is subject to future corporate and regulatory approvals.

Preemptive Rights
In the event of a capital increase each shareholder has a preferential right by operation of law to subscribe for shares in proportion to its shareholding in each new issue of Banco Santander’s shares. The same right is vested on shareholders upon the issuance of convertible debt. However, preemptive rights of shareholders may be excluded under certain circumstances by specific approval at the shareholders’ meeting (or upon its delegation by the board of directors) and preemptive rights are deemed excluded by operation of law in the relevant capital increase when Banco Santander’s shareholders approve:
•capital increases following conversion of convertible bonds into Banco Santander’s shares
•capital increases due to the absorption of another company or of part of the spun-off assets of another company, when the new shares are issued in exchange for the new assets received or
•capital increases due to Banco Santander’s tender offer for securities using Banco Santander’s shares as all or part of the consideration.
If capital is increased by the issuance of new shares in return for capital from certain reserves, the resulting new Banco Santander shares are distributed pro rata to existing shareholders.

Redemption
Banco Santander’s Bylaws do not contain any provisions relating to redemption of shares except as set forth in connection with capital reductions. Nevertheless, pursuant to Spanish law, redemption rights may be created at a duly held general shareholders’ meeting. Such meeting establishes the specific terms of any redemption rights created.
Registration and Transfers
The Banco Santander shares are in book-entry form in the Iberclear system. Banco Santander maintains a registry of shareholders. Banco Santander does not recognize, at any given time, more than one person as the person entitled to vote each share in the shareholders meeting.
Under Spanish law and regulations, transfers of shares quoted on a stock exchange are normally made through a Sociedad o Agencia de Valores, credit entities and investment services companies that are members of the Spanish stock exchange.
Transfers executed through stock exchange systems are implemented pursuant to the stock exchange clearing and settlement procedures of Iberclear.
Transfers executed “over the counter” are implemented pursuant to the general legal regime for book-entry transfer, including registration by Iberclear.
New shares may not be transferred until the capital increase is registered with the Commercial Registry.
Liquidation Rights
Upon a liquidation of Banco Santander, its shareholders are entitled to receive pro-rata any assets remaining after the payment of Banco Santander’s debts, taxes and expenses of the liquidation. Holders of non-voting shares, if any, would be entitled to receive reimbursement of the amount paid before any amount is distributed to the holders of voting shares.
Change of Control
Banco Santander’s Bylaws do not contain any provisions that would have an effect of delaying, deferring or preventing a change in control of Banco Santander and that would operate only with respect to a merger, acquisition or corporate restructuring involving Banco Santander or any of its subsidiaries. Nonetheless, certain aspects of Spanish law may delay, defer or prevent a change of control of Banco Santander or any of its financial subsidiaries in the event of a merger, acquisition or corporate restructuring.
Restrictions on voting rights or free transfer of Banco Santander’s Shares
There are no legal or bylaw restrictions on the exercise of voting rights except for those resulting from the failure to comply with applicable regulations.
There are no non-voting or multiple-voting shares, or shares that give preferential treatment in the distribution of dividends, or shares that limit the number of votes that can be cast by a single shareholder, or quorum requirements or qualified majorities other than those established by law.
The transferability of the shares is not restricted by Banco Santander’s Bylaws or laws or regulations. Likewise, there are no bylaw restrictions on the exercise of voting rights (except where an acquisition has been made in breach of legal or regulatory provisions).
Further, the Bylaws do not include any neutralization provisions (as these are referred to in Spanish Securities Market Act), which apply in the event of a tender offer or takeover bid.

Significant Shareholders
As of 31 December 2022, Norges Bank was registered with the CNMV with a direct significant shareholding of 3.006% of voting shares of Banco Santander (3% is the lower threshold generally provided under Spanish law to disclose a significant holding in a listed company), as it had announced on 5 May 2022.

On 16 June 2022, fund manager Dodge & Cox reported to the CNMV a significant shareholding of 3.038% of voting shares of Banco Santander, which it specified belonged to funds and portfolios that it managed, with none holding more than 3% individually. In addition, on 24 October 2019 asset manager BlackRock Inc. reported a significant shareholding of 5.426% of voting shares of Banco Santander, which it specified belonged to several funds and investment firms, with none holding more than 3% individually. These holdings appear in the CNMV records as of 31 December 2022.

The following are other significant shareholder changes reported to the CNMV in 2022:

•Amundi, S.A. reported on 21 February 2022 a significant shareholding of 3.007%. On 11 May 2022, it reported that its shareholding had decreased to 2.997%. On 17 May 2022, it reported that its shareholding had risen to 3.004%. On 5 September 2022, it reported that its shareholding had decreased to 2.881% (under the mandatory threshold). However, it specified each time that shares belonged to investment funds managed by entities that it controlled with none holding more than 3% individually.

•On 12 December 2022, the Goldman Sachs Group also reported to the CNMV a significant shareholding, with voting shares and financial instruments, of 7.465%; on 22 December 2022, it reported that its shareholding had decreased to 0.608%.

Likewise, though as of 31 December 2022 certain custodians appeared in Banco Santander's shareholder registry as holding more than 3% of Banco Santander's share capital, Banco Santander understands that those shares were held on behalf of other investors, none of whom exceeded that threshold individually. These custodians were State Street Bank (14.23%), Chase Nominees Limited (6.88%),The Bank of New York Mellon Corporation (4.82%), Citibank New York (3.90%), BNP Paribas (3.28%) and EC Nominees Limited (3.04%).

There may be some overlap in the holdings declared by the above mentioned custodians and asset managers.

As of 31 December 2022, neither Banco Santander's shareholder registry nor the CNMV's registry showed any shareholder residing in a non-cooperative jurisdiction with a shareholding equal to, or greater than, 1% of Banco Santander's share capital (which is the mandatory disclose threshold applicable to such investors under Spanish law).
The acquisition of significant ownership interests is regulated mainly by:
•Regulation (EU) 1024/2013 of the Council of 15 October 2013, conferring specific tasks on the ECB relating to the prudential supervision of credit institutions;
•Spanish Securities Markets Act; and
•Law 10/2014 (articles 16 to 23) and its implementing regulation, Spanish Royal Decree 84/2015, of 13 February (articles 23 to 28).

The acquisition of a significant stake in Banco Santander may also require the authorization of other domestic and foreign regulators with supervisory powers over Banco Santander and its subsidiaries' activities and shares listings or other actions in connection with those regulators or subsidiaries, and other authorities pursuant to foreign investment regulations (including those imposed due to covid-19) in Spain and other countries where Banco Santander operates.

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

Description of Non-cumulative Series 6 Preferred Securities
The following is a summary of certain terms and provisions of the exchange Series 6 preferred securities (the “Series 6 Preferred Securities”). The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to a public deed of issuance dated February 27, 2007, the resolutions adopted by the shareholders and the board of directors of Banco Santander establishing the Series 6 Preferred Securities and the Registration Statement on Form F-4 (File No. 333-146732-01) filed with the Securities and Exchange Commission on October 16, 2007, as amended on October 19, 2007 and October 22, 2007 (the “Registration Statement”). Capitalized terms shall have the meaning stated herein or the meaning stated in the aforementioned public deed and Registration Statement, as amended.
Distributions
Non-cumulative cash distributions on the Series 6 Preferred Securities (the Distributions) accrue from the date of original issuance and are payable quarterly in arrears on March 5, June 5, September 5 and December 5 in each year, commencing on December 5, 2007.
The distribution rate per annum for the Series 6 Preferred Securities is reset on the first day of each Distribution Period and is equal to LIBOR plus 0.52%, as determined by the calculation agent; but in no event will any distribution, if declared, be payable at a rate of less than 4.00% per annum. The Paying Agent initially acts as calculation agent. The amount of distribution with respect to the Series 6 Preferred Securities for each day such Series 6 Preferred Securities are outstanding, which is referred to as the Daily Distribution Amount, is calculated by dividing the applicable distribution rate in effect for that day by 360 and multiplying the result by the aggregate par value of the outstanding Series 6 Preferred Securities on that day. The amount of distribution to be paid on the Series 6 Preferred Securities for each Distribution Period is calculated by adding the applicable Daily Distribution Amounts for each day in the Distribution Period (defined as the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the issuance date) to but excluding the next Distribution Payment Date).
Each date on which cash distribution payments on the Series 6 Preferred Securities are made is referred to as a Distribution Payment Date. If any Distribution Payment Date would fall on a day that is not a LIBOR Business Day that Distribution Payment Date will be postponed to the following day that is a LIBOR Business Day, except that if such next LIBOR Business Day is in a different month, then that Distribution Payment Date will be the immediately preceding day that is a LIBOR Business Day. For the purposes of the Registration Statement, a LIBOR Business Day is a London Banking Day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, are authorized or required by law or executive order to close.
LIBOR with respect to each Distribution Period shall be the rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such interest Determination Date.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks, in such market selected by the calculation agent (after consultation with Banco Santander) for a term of three months and in a principal amount equal to an amount that in the calculation agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a Representative Amount ). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such interest Determination Date by three major banks in New York City, selected by the calculation agent (after consultation with Banco Santander) for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if fewer than three banks so selected by the calculation agent are providing such quotations, the then existing LIBOR rate will remain in effect for such interest reset period.
The distribution rate on the Series 6 Preferred Securities will in no event be lower than 4.00% per annum or higher than the maximum interest rate permitted by New York law as the same may be modified by United States law of general application. The calculation agent will, upon the request of any Series 6 Preferred Securities holder, provide the distribution rate then in effect. All calculations of the calculation agent, in the absence of manifest error, shall be conclusive for all purposes and binding on Banco Santander and the Series 6 Preferred Securities holders. Banco Santander may appoint a successor calculation agent with the written consent of the Paying Agent, which consent shall not be unreasonably withheld.
Payment of cash distributions in any year on the Series 6 Preferred Securities and on all other series of Preferred Securities (both issued and which may, in the future, be issued or guaranteed by the Bank) is limited by the amount of the Distributable Profits of the Bank for the previous year as defined under the section entitled “Description of the Guarantee-Distributions” in the Registration Statement, and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time. Distributions shall not be payable to the extent that:
•the aggregate of such Distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Bank) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the Series 6 Preferred Securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or
•even if Distributable Profits are sufficient, if under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Bank would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Bank.
If Distributions are not paid in full on the Series 6 Preferred Securities, all distributions paid upon the Series 6 Preferred Securities and all other Preferred Securities will be paid pro rata among the Series 6 Preferred Securities and all such other Preferred Securities, so that the amount of the distribution payment per security will have the same relationship to each other that the nominal or par value per security of the Series 6 Preferred Securities and all other Preferred Securities bear to each other.

If Distributions are not paid on the Series 6 Preferred securities on the Distribution Payment Date in respect of the relevant Distribution Period as a consequence of the above limitations on Distributions or are paid partially, then the right of the holders of the Series 6 Preferred Securities to receive a Distribution or an unpaid part thereof in respect of the relevant Distribution Period will be lost and Banco Santander will not have any obligation to pay the Distribution accrued or part thereof for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Series 6 Preferred Securities are paid for any future Distribution Period.
Distributions on the Series 6 Preferred Securities will be payable to the record holders thereof as they appear on the register for the Series 6 Preferred Securities on record dates, which will be on the 15th calendar day preceding the relevant payment dates. Banco Santander has been informed by DTC that distributions on Global Preferred Securities Certificates will be paid over to DTC participants in respect of their record holdings on the record date.
Rights upon Liquidation
If Banco Santander is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of outstanding Series 6 Preferred Securities will be entitled to receive out of the assets that are available to be distributed to holders, and before any assets are distributed to holders of ordinary shares or any other class of shares of Banco Santander ranking junior to the Series 6 Preferred Securities as to participation in assets, but together with holders of any other Preferred Securities of Banco Santander ranking equally with the Series 6 Preferred Securities as to participation in assets, the following liquidation distribution:
•$25.00 per Series 6 Preferred Security, plus
•an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to the date of payment.
If the foregoing liquidation distribution relating to the Series 6 Preferred Securities and other Preferred Securities cannot be made in full due to the limitation described above, then all payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.
Upon receipt of payment of the liquidation distribution, holders of Series 6 Preferred Securities will have no right or claim on any of the remaining assets of Banco Santander.
Voting Rights
The holders of Series 6 preferred securities will not have any voting rights unless Banco Santander fails to pay Distributions in full on the Series 6 Preferred Securities for four consecutive Distribution Periods. In such event, the holders of outstanding exchange Series 6 Preferred Securities, together with the holders of any other series of Preferred Securities of Banco Santander then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:
•appoint two additional members of the board of directors of Banco Santander;
•remove any such board member from office; and
•appoint another person(s) in place of such member(s).
This can be accomplished by either:
•written notice given to Banco Santander by the holders of a majority in liquidation preference; or
•an ordinary resolution passed by the holders of a majority in liquidation preference of the securities present in person or by proxy at a special general meeting of the holders convened for that purpose.

If the written notice of the holders is not given as provided before, the board of directors of Banco Santander, or a duly authorized committee of the board of directors, is required to convene a special general meeting for the above purpose, not later than 30 days after this entitlement arises.
If the board of directors of Banco Santander, or its duly authorized committee, fails to convene this meeting within the required 30-day period, the holders of 10% in liquidation preference of the outstanding Series 6 Preferred Securities and other Preferred Securities of Banco Santander are entitled to convene the meeting. Banco Santander will determine the place where the separate general meeting will be held.
Immediately following a resolution for the appointment or the removal of additional members to the board of directors, the special general meeting of holders shall give notice of such to:
(1) the board of directors of Banco Santander so that it may, where necessary, call a general meeting of the shareholders of Banco Santander; and
(2) the shareholder of Banco Santander, so that they may hold a general meeting of shareholders.
The shareholder of Banco Santander has undertaken to vote in favour of the appointment or removal of the directors so named by the special general meeting of the holders and to take all necessary measures in such regard.
Once distributions have been paid in full in respect of the Series 6 Preferred Securities for four consecutive Distribution Periods and any other Preferred Securities of Banco Santander in respect of such distribution periods as set out in their own terms and conditions, any member of the board of directors of Banco Santander that has been appointed in the manner described in the preceding paragraphs is required to vacate office.
Under the Articles of Banco Santander, its board of directors must have a minimum of three members and a maximum of eleven members.
Any amendments or abrogation of the rights, preferences and privileges of the Series 6 Preferred Securities will not be effective, unless otherwise required by applicable law and except:
•with the consent in writing of the holders of at least two-thirds of the outstanding Series 6 Preferred Securities; or
•with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds of the outstanding Series 6 Preferred Securities.
If Banco Santander has paid in full the most recent distribution payable on each series of Banco Santander’s Preferred Securities, Banco Santander, the holders of its ordinary shares, or its board of directors may, without the consent or sanction of the holders of its Preferred Securities:
•take any action required to issue additional Preferred Securities or authorize, create and issue one or more other series of Preferred Securities of Banco Santander ranking equally with the Series 6 Preferred Securities, as to the participation in the profits and assets of Banco Santander, without limit as to the amount; or
•take any action required to authorize, create and issue one or more other classes or series of shares of Banco Santander ranking junior to the Preferred Securities, as to the participation in the profits or assets of Banco Santander.
However, if Banco Santander has not paid in full the most recent distribution payable on each series of Preferred Securities, then the prior consent of the holders of at least two thirds in liquidation preference of the outstanding

Preferred Securities of Banco Santander will be required to carry out such actions. Such consent may be granted in writing by the holders, or with the sanction of a special resolution passed at a separate general meeting of holders.
The vote of the holders of Series 6 Preferred Securities is not required to redeem and cancel the Series 6 Preferred Securities. Spanish law does not impose any restrictions on the ability of holders of Preferred Securities who are not residents or citizens of Spain to hold or vote such Preferred Securities.
If the shareholders of Banco Santander propose a resolution providing for the liquidation, dissolution or winding-up of Banco Santander, the holders of all the outstanding Preferred Securities of Banco Santander:
•will be entitled to receive notice of and to attend the general meeting of shareholders called to adopt this resolution; and
•will be entitled to hold a separate and previous general meeting of holders and vote together as a single class without regard to series on such resolution, but not on any other resolution.
The above resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding Preferred Securities of Banco Santander.
The result of the above mentioned vote shall be disclosed at the general shareholders meeting as well as the fact that the shareholder of Banco Santander has undertaken to vote in the correspondent general shareholders meeting in conformity with the vote of the separate general meeting of holders.
Banco Santander shall cause a notice of any meeting at which the holders of Series 6 Preferred Securities are entitled to vote, to be mailed to each record holder of Series 6 Preferred Securities. This notice will include a statement regarding:
•the date, time and place of the meeting;
•a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and
•instructions for the delivery of proxies.
Special General Meetings
A Special General Meeting, which will be constituted by all holders of preferred securities of Banco Santander, will be called by the board of directors of Banco Santander.
The quorum shall be the holders of preferred securities holding one-quarter of the liquidation preference of all preferred securities of Banco Santander issued and outstanding. If the attendance of one-quarter of the holders of preferred securities issued and outstanding cannot be obtained, such Special General Meeting may be re-convened one day after the first meeting and such meeting shall be validly convened irrespective of the number of preferred securities present or represented.
In a Special General Meeting all resolutions shall be made by the majority set out in “Voting Rights” above, and will be binding on all of the holders of such preferred securities, including those not in attendance and dissenters.
All holders of such preferred securities who are able to show that they held their securities five days prior to the date of the Special General Meeting shall be entitled to attend with the right to speak and vote. Holders of such preferred securities shall prove that they held such preferred securities in the manner and subject to the requirements set out in the announcement published when convening such Special General Meeting. Holders of such preferred securities may delegate their representation to another person, by an individual signed letter for each meeting.

The convening of a Special General Meeting will be carried out in accordance with the rules governing the calling and holding of meetings of holders of each series of preferred securities.
A Special General Meeting of holders of Banco Santander’s preferred securities will be convened (i) so long as any restricted Series 6 preferred security is listed on the London Stock Exchange and the London Stock Exchange so requires by publication in an English language newspaper in London (which is expected to be the Financial Times) or, if such publication is not practicable but is required by the rules of the London Stock Exchange, in a leading daily newspaper in English and having general circulation in Europe, (ii) in accordance with the requirements of any security exchange on which the Series 6 Preferred Securities are listed and (iii) by mail to DTC (in each case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).
Registrar, Transfer Agent and Paying Agent
The Bank of New York, located at 101 Barclay Street, New York, New York 10286, acts as registrar, transfer agent and paying agent for the Series 6 Preferred Securities.
Ranking of the Series 6 Preferred Securities
The Series 6 Preferred Securities will rank (a) junior to all liabilities of Banco Santander including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of Banco Santander and (c) senior to Banco Santander’s ordinary shares.
The holders of Series 6 Preferred Securities by their subscription or acquisition waive any different priority that Spanish law or regulations could grant at any time, and particularly those arising from articles 92 and 158 of Law 22/2003 (Ley Concursal), if any.
Form of Series 6 Preferred Securities; Book-entry System
The Series 6 Preferred Securities are issued in the form of one global preferred security in fully registered form, (the “Global Preferred Security Certificate”). The Global Preferred Security Certificate is deposited with, or on behalf of DTC and registered in the name of DTC or its nominee. Investors hold securities entitlements in respect of the Global Preferred Security Certificate directly through DTC if they are participants in DTC’s book-entry system or indirectly through organizations which are participants in such system.
For so long as the Series 6 Preferred Securities are represented by the Global Preferred Security Certificate, securities entitlements in respect of the Series 6 Preferred Securities will be transferable only in accordance with the rules and procedures of DTC in effect at such time.
Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the Series 6 Preferred Securities represented by the Global Preferred Security Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.
The Paying Agent is not required to register the transfer of any Series 6 Preferred Security that has been called for redemption.
So long as DTC or its nominee is the holder of the Global Preferred Security Certificate, DTC or its nominee will be considered the sole holder of such Global Preferred Security Certificate for all purposes. No direct participant, indirect participant or other person will be entitled to have Series 6 Preferred Securities registered in its name, receive or be entitled to receive physical delivery of Series 6 Preferred Securities in definitive form or be considered the owner or holder of the Series 6 Preferred Securities. Each person having an ownership or other interest in Series 6 Preferred Securities must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder of the Series 6 Preferred Securities.
Payments of any amounts in respect of the Global Preferred Security Certificate will be made by the Paying Agent to DTC. Payments will be made to beneficial owners of the Series 6 Preferred Securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither the Banco Santander nor the Paying Agent nor any of their respective agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in a Global Preferred Security Certificate, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that the Paying Agent makes to DTC.
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in same day funds.
Miscellaneous
Series 6 Preferred Securities are not subject to any mandatory redemption or sinking fund provisions. Holders of Series 6 Preferred Securities have no preemptive rights.
Description of Senior Non Preferred Floating Rate Notes due 2023
The following summary of the Senior Non Preferred Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as supplemented and amended by the third supplemental indenture dated April 12, 2018, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2018 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2018 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2018 Indenture.
Interest Payments
The 2023 Floating Rate Notes will mature on April 12, 2023. From and including the date of issuance, which was April 12, 2018, interest accrues on the 2023 Floating Rate Notes at a rate determined in the manner provided below, payable quarterly in arrears on January 12, April 12, July 12 and October 12 of each year and on the maturity date or any redemption date of the 2023 Floating Rate Notes (each, a “2023 Floating Rate Notes Interest Payment Date”), beginning on July 12, 2018. Interest is paid to holders of record of the 2023 Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant 2023 Floating Rate Notes Interest Payment Date, whether or not a Business Day; provided, however, that interest payable on the maturity date or any redemption date shall be payable to the person to whom the principal of such 2023 Floating Rate Notes shall be payable.
The interest rate resets quarterly on January 12, April 12, July 12 and October 12 of each year, beginning on July 12, 2018 through January 12, 2023 (each an “Interest Reset Date”).
The interest rate in effect during the initial interest period from, and including, April 12, 2018 to, but excluding, July 12, 2018 was equal to Three-Month USD LIBOR, determined by the Calculation Agent two London Business Days prior to April 12, 2018 plus 112 basis points.
A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is open for business.

After the initial interest period, the interest periods are the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that the final interest period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date (each a “2023 Floating Rate Notes Interest Period”). The interest rate per year for the 2023 Floating Rate Notes in any 2023 Floating Rate Notes Interest Period (which, for the avoidance of doubt, does not include the initial interest period) is equal to Three-Month USD LIBOR plus 112 basis points (the “2023 Floating Rate Notes Interest Rate”), as determined by the Calculation Agent. The 2023 Floating Rate Notes Interest Rate in effect for the 15 calendar days prior to any redemption date earlier than the maturity date is the 2023 Floating Rate Notes Interest Rate in effect on the 15th day preceding such earlier redemption date.
The Calculation Agent determines Three-Month USD LIBOR for each Interest Period on the second London Business Day prior to the first day of such Interest Period (the “Interest Determination Date”).
“Three-Month USD LIBOR” with respect to any Interest Determination Date, is the offered rate for deposits of U.S. dollars having a maturity of three months that appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the Calculation Agent obtains such rate from Bloomberg L.P.’s page “BBAM.”
If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM” on an Interest Determination Date, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by Banco Santander, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such Interest Determination Date by three major banks in New York City, selected by Banco Santander, for loans in U.S. dollars to leading European banks, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing Three-Month USD LIBOR rate will remain in effect for such Interest Period, or, if none, the interest rate will be the initial interest rate.
General
The 2023 Floating Rate Notes constitute a separate series of senior non preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the Notes
The payment obligations of Banco Santander under the 2023 Floating Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of the Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.
Claims of holders of 2023 Floating Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2023 Floating Rate Notes are subject to the Bail-in Power.
Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2023 Floating Rate Notes would rank pari passu with any obligations in respect of principal of any second ranking senior securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.
Early Redemption for Taxation Reasons
If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2023 Floating Rate Notes of the relevant series, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2023 Floating Rate Notes of the relevant series or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2023 Floating Rate Notes of the relevant series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rate Notes, on a 2023 Note Interest Payment Date) to the holders of the 2023 Floating Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2023 Floating Rate Notes of the relevant series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of the 2023 Floating Rate Notes a number of days which is equal to the aggregate of the number of days falling within the then current 2023 Floating Rate Notes Interest Period plus 60 days) prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2023 Floating Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.

Early Redemption of Notes for a TLAC/MREL Disqualification Event
If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rate Notes, on a 2023 Note Interest Payment Date) to the holders of the affected 2023 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole but not in part the outstanding 2023 Floating Rate Notes of the affected series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Substitution and Variation
If a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem one or several of the 2023 Floating Rate Notes as set forth under “Description of Debt Securities-Redemption and Repurchase-Early Redemption for Taxation Reasons” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2023 Floating Rate Notes or modify the terms of all (but not some) of the affected 2023 Floating Rate Notes, without any requirement for the consent or approval of the holders of the affected 2023 Floating Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 30 nor more than 60 days’ notice to the holders of the affected Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable TLAC/MREL Regulations, if required.
The affected 2023 Floating Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.
Events of Default
If any of the following events occurs and is continuing with respect to the 2023 Floating Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2023 Floating Rate Notes, or a merger, reconstruction or amalgamation, in this case even without being approved by holders of the 2023 Floating Rate Notes, provided that such merger, reconstruction or amalgamation is carried out in compliance with the requirements described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Substitution of Issuer” in the in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018.
Under the terms of the 2018 Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default. If a Senior Non Preferred Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Floating Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Floating Rate Notes may declare the 2023 Floating Rate Notes immediately due and payable whereupon the 2023 Floating Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Floating Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2023 Floating Rate Notes, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2023 Floating Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2023 Floating Rate Notes.
Description of the 4.250% Second Ranking Senior Debt Securities due 2027
The following summary of the 4.250% Second Ranking Senior Debt Securities due 2027 (the “2027 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as amended by a first supplemental indenture dated April 11, 2017, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2017 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2017 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2017 Indenture.
Interest Payments
The 2027 Fixed Rate Notes will mature on April 11, 2027. The 2027 Fixed Rate Notes bear interest at a rate of 4.250% per annum and Banco Santander pays interest semi-annually in arrears on April 11 and October 11 of each year, commencing on October 11, 2017, up to and including the maturity date or any date of earlier redemption. Interest on the 2027 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
General
The 2027 Fixed Rate Notes constitute a separate series of second ranking senior debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2027 Fixed Rate Notes
The payment obligations of Banco Santander under the 2027 Fixed Rate Notes account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and, upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of Law 22/2003 (Ley Concursal) dated 9 July 2003 (the “Spanish Insolvency Law”)), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), rank (i) within the senior and unsecured liabilities (créditos ordinarios) class of Banco Santander (a) junior to the claims in respect of principal under all Senior Higher Priority Liabilities and (b) pari passu with the claims in respect of principal under any Senior Parity Liabilities, and (ii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander.
Claims for principal in respect of the 2027 Fixed Rate Notes are intended to constitute Statutory Second Ranking Senior Liabilities ranking below Statutory Ordinary Senior Liabilities pursuant to any Senior Ranking Amendment Legislation (to the extent permitted by such Senior Ranking Amendment Legislation) but ahead of claims in respect of present and future subordinated obligations (créditos subordinados) of Banco Santander.
If the Senior Ranking Amendment Legislation (if any) makes it a condition for Statutory Second Ranking Senior Liabilities or other instruments comprising the most junior sub-class within the unsubordinated and unsecured liabilities (créditos ordinarios) class (such as the 2027 Fixed Rate Notes), upon the insolvency (concurso) of Banco Santander, to rank below the obligations under any Statutory Ordinary Senior Liabilities or the rest of unsubordinated and unsecured liabilities (créditos ordinarios) (such as those under all Senior Higher Priority Liabilities), that the relevant contractual documentation in respect of Statutory Second Ranking Senior Liabilities or other instruments comprising the most junior sub-class within the unsubordinated and unsecured liabilities (créditos ordinarios) class, explicitly refers to their ranking relative to the Statutory Ordinary Senior Liabilities or the rest of unsubordinated and unsecured liabilities (créditos ordinarios), the holders (by virtue of their subscription and/or purchase and holding of the 2027 Fixed Rate Notes will be deemed to have irrevocably accepted the status of the 2027 Fixed Rate Notes described above for the purpose of the Senior Ranking Amendment Legislation.
Claims of holders of the 2027 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2027 Fixed Rate Notes are subject to the Bail-in Power.
Early Redemption for Taxation Reasons
If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2027 Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 11, 2017 as supplemented on April 11, 2017 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2027 Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2027 Fixed Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of the 2022 Floating Rate Notes, on an Interest Payment Date) to the holders of the 2027 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 11, 2017 as supplemented on April 11, 2017 (which notice shall be irrevocable), redeem in whole, but not in part, the outstanding 2027 Fixed Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2027 Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing and such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice (ending, in the case of the 2022 Floating Rate Notes, on an Interest Payment Date) to the holders of the 2027 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 11, 2017 as supplemented on April 11, 2017 (which notice shall be irrevocable), redeem in whole but not in part the outstanding 2027 Fixed Rate Notes at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Description of the 3.125% Senior Non Preferred Fixed Rate Notes due 2023 and the 3.800% Senior Non Preferred Fixed Rate Notes due 2028
The following summary of the 3.125% Senior Non Preferred Fixed Rate Notes due 2023 (the “2023 Fixed Notes”) and the 3.800% Senior Non Preferred Fixed Rate Notes due 2028 (the “2028 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as amended by a second supplemental indenture dated October 23, 2017, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2017 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2017 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2017 Indenture.
Interest Payments
The 2023 Fixed Rate Notes will mature on February 23, 2023. The 2023 Fixed Rate Notes bear interest at a rate of 3.125% per annum and Banco Santander pays interest semi-annually in arrears on February 23 and August 23 of each year, commencing on February 23, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2023 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
The 2028 Fixed Rate Notes will mature on February 23, 2028. The 2028 Fixed Rate Notes bear interest at a rate of 3.800% per annum and Banco Santander pays interest semi-annually in arrears on February 23 and August 23 of each year, commencing on February 23, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2029 Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

General
The 2023 Fixed Rate Notes and 2028 Fixed Rate Notes constitute a separate series of senior non-preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2023 Fixed Rate Notes and the 2028 Fixed Rate Notes
The payment obligations of Banco Santander under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.
Claims of holders of 2023 Fixed Rate Notes and 2028 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes are subject to the Bail-in Power.
Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes would rank pari passu with any obligations in respect of principal of any second ranking senior securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.
Early Redemption for Taxation Reasons
If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes of one or several series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice to the holders of the affected 2023

Fixed Rate Notes and 2028 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 (which notice shall be irrevocable), redeem in whole, but not in part, the outstanding 2023 Fixed Rate Notes and 2028 Fixed Rate Notes of the affected series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing and such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Supervisory Permission for the redemption, if required, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice to the holders of the affected Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 (which notice shall be irrevocable), redeem in whole but not in part the outstanding 2023 Fixed Rate Notes and 2028 Fixed Rate Notes of the affected series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Substitution and Variation
If a TLAC/MREL Disqualification Event, a tax event that would entitle Banco Santander to redeem one or several series of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes as set forth under “Description of Debt Securities -Redemption and Repurchase-Early Redemption for Taxation Reasons” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 or an Alignment Event occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes or modify the terms of all (but not some) of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, without any requirement for the consent or approval of the holders of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 30 nor more than 60 days’ notice to the holders of the affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable TLAC/MREL Regulations, if required.
The affected 2023 Fixed Rate Notes and 2028 Fixed Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.
Events of Default
If any of the following events occurs and is continuing with respect to the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, it shall constitute an event of default:

1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, or a merger, reconstruction or amalgamation, in this case even without being approved by holders of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, provided that such merger, reconstruction or amalgamation is carried out in compliance with the requirements described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Substitution of Issuer” in the Base Prospectus dated April 3, 2017 as supplemented on October 17, 2017.
Under the terms of the 2017 Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default. If a Senior Non Preferred Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes may declare the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes immediately due and payable whereupon the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2023 Fixed Rate Notes and 2028 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Description of the 2.706% Senior Preferred Fixed Rate Notes due 2024 and the 3.306% Senior Non Preferred Fixed Rate Notes due 2029
The following summary of the 2.706% Senior Preferred Fixed Rate Notes due 2024 (the “2024 Fixed Rate Notes”) and the 3.306% Senior Non Preferred Fixed Rate Notes due 2029 (the “2029 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of June 27, 2019, as amended by a first supplemental indenture dated June 27, 2019, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2019 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2019 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2019 Indenture.
Interest Payments
The 2024 Fixed Rate Notes will mature on June 27, 2024. The 2024 Fixed Rate Notes bear interest at a rate of 2.706% per annum and Banco Santander pays interest semi-annually in arrears on June 27 and December 27 of each year, commencing on December 27, 2019, up to and including the maturity date or any date of earlier redemption. Interest on the 2024 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.

The 2029 Fixed Rate Notes will mature on June 27, 2029. The 2029 Fixed Rate Notes bear interest at a rate of 3.306% per annum and Banco Santander pays interest semi-annually in arrears on June 27 and December 27 of each year, commencing on December 27, 2019, up to and including the maturity date or any date of earlier redemption. Interest on the 2029 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
General
The 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes constitute a separate series of senior preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes
The payment obligations of Banco Santander under the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92 of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined in the 2019 Indenture) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined in the 2019 Indenture) and (y) any present and future subordinated obligations (créditos subordinados) of Banco Santander.
Claims of holders of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes are subject to the Bail-in Power.
Early Redemption for Taxation Reasons
If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes of the relevant series, Banco Santander shall determine that Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on June 20, 2019 and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two authorized signatories of Banco Santander stating that such circumstances prevail and describing the facts leading thereto or an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice to the holders of the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities-Notices” in the in Base Prospectus dated April 3, 2017 as supplemented on June 20, 2019 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2024 Fixed Rate Notes and 2029 Fixed Rate Notes of the relevant series, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes of the relevant series then due.
Waiver of Right of Set-off
Subject to applicable law, neither any holder or beneficial owner of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes nor the Trustee acting on behalf of the holders of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes or the 2019 Indenture and each holder and beneficial owner of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, by virtue of its holding of any 2024 Fixed Rate Notes and 2029 Fixed Rate Notes or any interest therein, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a 2024 Note or 2029 Note or any interest therein by Banco Santander in respect of, or arising under, the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if the event of any voluntary or involuntary liquidation of Banco Santander shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.
Events of Default
If any of the following events occurs and is continuing with respect to the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes or a merger with another financial institution, in this case even without being approved by holders of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such merger).
Under the terms of the 2019 Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an event of default.
If an event of default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If an event of default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may declare the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes immediately due and payable whereupon the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount

(which shall be the principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes) together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes, provided that, except as provided in paragraph (ii) above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2024 Fixed Rate Notes and 2029 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Description of the 3.848% Senior Non Preferred Fixed Rate Notes due 2023, 4.379% Senior Non Preferred Fixed Rate Notes due 2028 and Senior Non Preferred Floating Rate Notes due 2023
The following summary of the 3.848% Senior Non Preferred Fixed Rate Notes due 2023 (the “2023 Fixed Rate Notes”), 4.379% Senior Non Preferred Fixed Rate Notes due 2028 (the “2028 Fixed Rate Notes”) and Senior Non Preferred Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of April 11, 2017, as supplemented by the third supplemental indenture dated April 12, 2018, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2017 Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such 2017 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2017 Indenture.
Interest Payments
The 2023 Fixed Rate Notes will mature on April 12, 2023. The 2023 Fixed Rate Notes bear interest at a rate of 3.848% per annum and Banco Santander pays interest semi-annually in arrears on April 12 and October 12 of each year, commencing on October 12, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2023 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
The 2028 Fixed Rate Notes will mature on April 12, 2028. The 2028 Fixed Rate Notes bear interest at a rate of 4.379% per annum and Banco Santander pays interest semi-annually in arrears on April 12 and October 12 of each year, commencing on October 11, 2018, up to and including the maturity date or any date of earlier redemption. Interest on the 2028 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
The 2023 Floating Rate Notes will mature on April 12, 2023. From and including the date of issuance, which was April 12, 2018, interest accrues on the 2023 Floating Rate Notes at a rate determined in the manner provided below, payable quarterly in arrears on January 12, April 12, July 12 and October 12 of each year and on the maturity date or any redemption date of the 2023 Floating Rate Notes (each, a “2023 Floating Rate Notes Interest Payment Date”), beginning on July 12, 2018. Interest is paid to holders of record of the 2023 Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant 2023 Floating Rate Notes Interest Payment Date, whether or not a Business Day; provided, however, that interest payable on the maturity date or any redemption date shall be payable to the person to whom the principal of such Floating Rate Notes shall be payable.
The interest rate resets quarterly on January 12, April 12, July 12 and October 12 of each year, beginning on July 12, 2018 through January 12, 2023 (each an “Interest Reset Date”).

The interest rate in effect during the initial interest period from, and including, April 12, 2018 to, but excluding, July 12, 2018 was equal to Three- Month USD LIBOR, determined by the Calculation Agent two London Business Days prior to April 12, 2018 plus 112 basis points.
A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and the Trans- European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 System”), or any successor thereto, is open for business.
After the initial interest period, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date, except that the final interest period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date (each a “2023 Floating Rate Notes Interest Period”). The interest rate per year for the 2023 Floating Rate Notes in any 2023 Floating Rate Notes Interest Period (which, for the avoidance of doubt, does not include the initial interest period) will be equal to Three-Month USD LIBOR plus 112 basis points (the “2023 Floating Rate Notes Interest Rate”), as determined by the Calculation Agent. The 2023 Floating Rate Notes Interest Rate in effect for the 15 calendar days prior to any redemption date earlier than the maturity date will be the 2023 Floating Rate Notes Interest Rate in effect on the 15th day preceding such earlier redemption date.
The Calculation Agent will determine Three-Month USD LIBOR for each Interest Period on the second London Business Day prior to the first day of such Interest Period (the “Interest Determination Date”).
“Three-Month USD LIBOR” with respect to any Interest Determination Date, will be the offered rate for deposits of U.S. dollars having a maturity of three months that appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”
If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM” on an Interest Determination Date, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by Banco Santander, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, Three-Month USD LIBOR for such Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such Interest Determination Date by three major banks in New York City, selected by Banco Santander, for loans in U.S. dollars to leading European banks, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing Three-Month USD LIBOR rate will remain in effect for such Interest Period, or, if none, the interest rate will be the initial interest rate.
General
The 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes constitute a separate series of senior non-preferred debt securities. The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes
The payment obligations of Banco Santander under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.
Claims of holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes are subject to the Bail-in Power.
Banco Santander agrees with respect to the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes and each holder of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, by his or her acquisition of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes will be deemed to have agreed to the ranking as described herein. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes. In addition, each holder of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes by his or her acquisition of such 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes as provided in the Base Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes would rank pari passu with any obligations in respect of principal of any second ranking senior securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.
Early Redemption for Taxation Reasons
If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities-Additional Amounts” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if required, Banco Santander may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rates Notes, on a 2023 Floating Rate Note Interest Payment Date) to the holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of the 2023 Floating Rate Notes a number of days which is equal to the aggregate of the number of days falling within the then current 2023 Floating Rate Notes Interest Period plus 60 days) prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If following the TLAC/MREL Requirement Date, a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, subject to being permitted by Applicable TLAC/MREL Regulations and having given not less than 30 nor more than 60 days’ notice (ending, in the case of the 2023 Floating Rate Notes, on a 2023 Floating Rate Note Interest Payment Date) to the holders of the affected 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole but not in part the outstanding 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes of the affected series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission therefor, if required and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Substitution and Variation
If a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem one or several of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes as set forth under “Description of Debt Securities-Redemption and Repurchase-Early Redemption for Taxation Reasons” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes or modify the terms of all (but not some) of the affected 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes,

without any requirement for the consent or approval of the holders of the affected 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 30 nor more than 60 days’ notice to the holders of the affected 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities-Notices” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable TLAC/MREL Regulations, if required.
Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes can inspect or obtain copies of the new terms and conditions of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The affected 2023 Fixed Rate Notes, 2028 Fixed Rate Notes and 2023 Floating Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.
Any holder or beneficial owner of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, shall, by virtue of its acquisition of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes.
Events of Default
If any of the following events occurs and is continuing with respect to the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, or a merger, reconstruction or amalgamation, in this case even without being approved by holders of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, provided that such merger, reconstruction or amalgamation is carried out in compliance with the requirements described under “Description of Debt Securities-Events of Default and Defaults; Limitation of Remedies-Substitution of Issuer” in the Base Prospectus dated April 3, 2017 as supplemented on April 9, 2018.
Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default. If a Senior Non Preferred Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes may declare the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes immediately due and payable whereupon the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2023 Fixed Rate Notes, the 2028 Fixed Rate Notes and the 2023 Floating Rate Notes.
Description of Series 26 Subordinated Debt Securities
The following summary of the Series 26 Subordinated Debt Securities due November 2025 (the “Subordinated Notes”) is based on the indenture (the “Base Indenture”) dated as of November 19, 2015, as supplemented by the first supplemental indenture dated November 19, 2015, among Santander Issuances, S.A. Unipersonal (now Banco Santander, as result of the merger by absorption of the former by the latter) as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2015 Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such 2015 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2015 Indenture.
Interest Payment
The Subordinated Notes will mature on November 19, 2025. The Subordinated Notes bear interest at a rate of 5.179% per annum and Banco Santander pays interest semi-annually in arrears on May 19 and November 19 of each year, commencing on May 19, 2016, up to and including the maturity date or any date of earlier redemption. Interest on the Subordinated Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
General
The Subordinated Notes constitute a separate series of subordinated debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status of the Subordinated Notes
The Subordinated Notes constitute direct, unconditional, subordinated and unsecured obligations of Banco Santander and, upon the insolvency of Banco Santander (and unless they qualify as more subordinated claims pursuant to the Spanish Insolvency Law or equivalent legal provisions which replace it in the future, and subject to any applicable legal and statutory exceptions) rank, under Article 92.2 of the Spanish Insolvency Law (or equivalent legal provisions which replace, substitute or amend it in the future) pari passu without preference or priority among themselves and:
1.senior to (1) those contractually subordinated obligations of principal related to instruments qualifying as Tier 1 Capital of Banco Santander, (2) those subordinated obligations which qualify as more subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and (3) any other subordinated obligations which by law or their terms, and to the extent permitted by Spanish law, rank junior to the Subordinated Notes;
2.pari passu with all of Banco Santander’s other contractually subordinated obligations of principal related to instruments qualifying as Tier 2 Capital of Banco Santander; and
3.junior to any non-subordinated obligations of Banco Santander, any Senior Subordinated Obligations and any claim on Banco Santander that becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.
Early Redemption
The Subordinated Notes are redeemable by Banco Santander as set forth under “Description of Debt Securities and Guarantees- Redemption and Repurchase-Early Redemption for Taxation Reasons” and “Description of Debt Securities and Guarantees-Redemption and Repurchase-Early Redemption of Subordinated Debt Securities for Capital Disqualification Event” in the Prospectus dated October 13, 2015.
Description of the 2.746% Senior Non Preferred Fixed Rate Notes due 2025 and 3.490% Senior Non Preferred Fixed Rate Notes due 2030
The following summary of the 2.746% Senior Non Preferred Fixed Rate Notes due 2025 (the “2025 Fixed Rate Notes”) and 3.490% Senior Non Preferred Fixed Rate Notes due 2030 (the “2030 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of May 28, 2020, as supplemented by the first supplemental indenture dated May 28, 2020, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2020 Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such 2020 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2020 Indenture.
Interest Payments
The 2025 Fixed Rate Notes will mature on May 28, 2025. The 2025 Fixed Rate Notes bear interest at a rate of 2.746% per annum and Banco Santander pays interest semi-annually in arrears on May 28 and November 28 of each year, commencing on November 28, 2020, up to and including the maturity date or any date of earlier redemption. Interest on the 2025 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
The 2030 Fixed Rate Notes will mature on May 28, 2030. The 2030 Fixed Rate Notes bear interest at a rate of 3.490% per annum and Banco Santander pays interest semi-annually in arrears on May 28 and November 28 of each year, commencing on November 28, 2020, up to and including the maturity date or any date of earlier redemption. Interest on the 2030 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
General
The 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes constitute a separate series of senior non-preferred debt securities. The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes
The payment obligations of Banco Santander under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Articles 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of principal under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.
Claims of holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes are subject to the Bail-in Power.
Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes would rank pari passu with any obligations in respect of principal of any senior non preferred debt securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if and as required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 60 days’ notice to the holders of the relevant series of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Substitution and Variation
If a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem one or several of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes as set forth under “Description of Debt Securities—Redemption and Repurchase—Early Redemption for Taxation Reasons” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series or modify the terms of all (but not some) of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, without any requirement for the consent or approval of the holders of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable Banking Regulations, if required.
Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes can inspect or obtain copies of the new terms and conditions of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes of the relevant series shall cease to bear interest from (and including) the date of substitution thereof.
Any holder or beneficial owner of the Notes shall, by virtue of its acquisition of the Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the Notes.
A substitution or a modification of the terms of the Notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the Notes for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.
Events of Default
If any of the following events occurs and is continuing with respect to the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, provided that such merger, spin-off or other structural modification is carried out in compliance with the requirements described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Substitution of Issuer” in the Base Prospectus dated May 28, 2020 as supplemented on May 28, 2020).
Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.
If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes may institute proceedings for the winding up, dissolution or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes may declare the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes immediately due and payable whereupon the Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes), together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes.
Description of the 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030
The following summary of the 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030 (the “2030 Tier 2 Subordinated Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of December 3, 2020, as supplemented by the first supplemental indenture dated December 3, 2020, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2020 Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such 2020 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2020 Indenture.
Interest Payments
The 2030 Tier 2 Subordinated Fixed Rate Notes will mature on December 3, 2030. The 2030 Tier 2 Subordinated Fixed Rate Notes bear interest at a rate of 2.749% per annum and Banco Santander pays interest semi-annually in arrears on June 3 and December 3 of each year, commencing on June 3, 2021, up to and including the maturity date or any date of earlier redemption. Interest on the 2030 Tier 2 Subordinated Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
General
The 2030 Tier 2 Subordinated Fixed Rate Notes constitute a separate series of senior non-preferred debt securities. The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2030 Tier 2 Subordinated Fixed Rate Notes
The payment obligations of Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander rank for so long as the obligations of Banco Santander in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes constitute Tier 2 Instruments (as defined below): (i) pari passu among themselves and with (a) all other claims for principal in respect of Tier 2 Instruments which are not subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under the Notes; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of Banco Santander (including any Senior Non Preferred Liabilities (as defined below)), (b) any claim for principal in respect of Senior Subordinated Liabilities (as defined below) which are not subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise) and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under the 2030 Tier 2 Subordinated Fixed Rate Notes; and (iii) senior to (a) any claims for principal in respect of Additional Tier 1 Instruments (as defined below) of Banco Santander, and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes.
Banco Santander agrees with respect to the 2030 Tier 2 Subordinated Fixed Rate Notes and each holder of the 2030 Tier 2 Subordinated Fixed Rate Notes, by his or her acquisition of a Note, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the 2030 Tier 2 Subordinated Fixed Rate Notes. In addition, each holder of the 2030 Tier 2 Subordinated Fixed Rate Notes by his or her acquisition of the 2030 Tier 2 Subordinated Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the 2030 Tier 2 Subordinated Fixed Rate Notes as provided in the Base Indenture and the First Supplemental Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
Claims of holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes are subject to the Bail-in Power.
As of September 30, 2020, Banco Santander had outstanding €38.1 billion of subordinated indebtedness, including €22.9 billion of Senior Subordinated Liabilities and €7.6 billion of Tier 2 Instruments. Additionally, as of September 30, 2020, Banco Santander had outstanding €14.4 billion of secured indebtedness and €24.5 billion of unsubordinated indebtedness. Banco Santander subsidiaries had €96.7 billion indebtedness outstanding as of September 30, 2020.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2030 Tier 2 Subordinated Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2030 Tier 2 Subordinated Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2030 Tier 2 Subordinated Fixed Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Regulator’s consent for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2030 Tier 2 Subordinated Fixed Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior consent of the Regulator therefor, if and as required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding 2030 Tier 2 Subordinated Fixed Rate Notes at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for TLAC/MREL reasons is subject to Banco Santander obtaining prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Early Redemption of Notes for a Capital Disqualification Event
If (i) there is a Capital Disqualification Event and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Regulator’s consent to the redemption, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 (which notice shall be irrevocable), redeem in whole but not in part the outstanding 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early capital disqualification event redemption amount (which shall be their principal amount), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that the Regulator consents to redemption of the 2030 Tier 2 Subordinated Fixed Rate Notes.
Redemption for a Capital Disqualification Event is subject to the prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Substitution and Variation
If a TLAC/MREL Disqualification Event, a Capital Disqualification Event or a tax event that would entitle Banco Santander to redeem the 2030 Tier 2 Subordinated Fixed Rate Notes as set forth under “—Early Redemption—Early Redemption for Taxation Reasons” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 occurs and is continuing, Banco Santander may substitute all (but not some) of the 2030 Tier 2 Subordinated Fixed Rate Notes or modify the terms of all (but not some) of the 2030 Tier 2 Subordinated Fixed Rate Notes, without any requirement for the consent or approval of the holders of the Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Regulator consent therefor as required under Applicable Banking Regulations, if required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes can inspect or obtain copies of the new terms and conditions of the 2030 Tier 2 Subordinated Fixed Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The 2030 Tier 2 Subordinated Fixed Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.
Any holder or beneficial owner of the 2030 Tier 2 Subordinated Fixed Rate Notes shall, by virtue of its acquisition of the 2030 Tier 2 Subordinated Fixed Rate Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the 2030 Tier 2 Subordinated Fixed Rate Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the 2030 Tier 2 Subordinated Fixed Rate Notes.
A substitution or a modification of the terms of the 2030 Tier 2 Subordinated Fixed Rate Notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the 2030 Tier 2 Subordinated Fixed Rate Notes for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.
Events of Default
If any of the following events occurs and is continuing with respect to the 2030 Tier 2 Subordinated Fixed Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes, or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the 2030 Tier 2 Subordinated Fixed Rate Notes, provided that such merger, spin-off or other structural modification is carried out in compliance with the requirements described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Substitution of Issuer” in the Base Prospectus dated December 3, 2020 as supplemented on December 3, 2020).
Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.
If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes may institute proceedings for the winding up, dissolution or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes may declare the 2030 Tier 2 Subordinated Fixed Rate Notes immediately due and payable whereupon the Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes), together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2030 Tier 2 Subordinated Fixed Rate Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2030 Tier 2 Subordinated Fixed Rate Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2030 Tier 2 Subordinated Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2030 Tier 2 Subordinated Fixed Rate Notes.
Description of the 1.849% Senior Non Preferred Fixed Rate Notes due 2026 and 2.958% Senior Non Preferred Fixed Rate Notes due 2031
The following summary of the 1.849% Senior Non Preferred Fixed Rate Notes due 2026 (the “2026 Fixed Rate Notes”) and 2.958% Senior Non Preferred Fixed Rate Notes due 2031 (the “2031 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of May 28, 2020, as supplemented by the first supplemental indenture dated March 25, 2021, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “2020 Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such 2020 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2020 Indenture.
Interest Payments
The 2026 Fixed Rate Notes will mature on March 25, 2026. The 2026 Fixed Rate Notes bear interest at a rate of 1.849% per annum and Banco Santander pays interest semi-annually in arrears on March 25 and September 25 of each year, commencing on September 25, 2021, up to and including the maturity date or any date of earlier redemption. Interest on the 2026 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
The 2031 Fixed Rate Notes will mature on March 25, 2031. The 2031 Fixed Rate Notes bear interest at a rate of 2.958% per annum and Banco Santander pays interest semi-annually in arrears on March 25 and September 25 of each year, commencing on September 25, 2021, up to and including the maturity date or any date of earlier redemption. Interest on the 2031 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
General
The 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes constitute a separate series of senior non-preferred debt securities. The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes
The payment obligations of Banco Santander under the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Articles 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of principal under the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.
Claims of holders of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes are subject to the Bail-in Power.
Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes would rank pari passu with any obligations in respect of principal of any senior non preferred debt securities issued by Banco Santander or any other securities with the same ranking issued by Banco Santander.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated May 28, 2020 as supplemented on March 25, 2021 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on March 25, 2021 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable

Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if and as required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 60 days’ notice to the holders of the relevant series of the 2026 Fixed Rate Notes and the 2030 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on March 25, 2021 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption for regulatory reasons is subject to Banco Santander obtaining prior Supervisory Permission if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
Substitution and Variation
If a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem one or several of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes as set forth under “Description of Debt Securities—Redemption and Repurchase—Early Redemption for Taxation Reasons” in the Base Prospectus dated May 28, 2020 as supplemented on March 25, 2021 occurs and is continuing, Banco Santander may substitute all (but not some) of the affected 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series or modify the terms of all (but not some) of the affected 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes, without any requirement for the consent or approval of the holders of the affected 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the affected 2025 Fixed Rate Notes and the 2030 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 28, 2020 as supplemented on March 25, 2021 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable Banking Regulations, if required.
Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes can inspect or obtain copies of the new terms and conditions of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes of the relevant series shall cease to bear interest from (and including) the date of substitution thereof.
Any holder or beneficial owner of the Notes shall, by virtue of its acquisition of the Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the Notes.
A substitution or a modification of the terms of the Notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the Notes for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.
Events of Default
If any of the following events occurs and is continuing with respect to the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes, or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes, provided that such merger, spin-off or other structural modification is carried out in compliance with the requirements described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Substitution of Issuer” in the Base Prospectus dated May 28, 2020 as supplemented on March 25, 2021).
Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.
If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes may institute proceedings for the winding up, dissolution or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes may declare the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes immediately due and payable whereupon the Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes), together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2026 Fixed Rate Notes and the 2031 Fixed Rate Notes.

4.750% Non-Step Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities and 4.125% Non-Step Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities
The following summary of 4.750% Non-Step Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “USD Perpetual Notes”) and 4.125% Non-Step Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “EUR Perpetual Notes,“ and together with the USD Perpetual Notes, the “Perpetual Notes”) is based on the indenture (the “Base Indenture”) dated as of May 12, 2021, as well as the first supplemental indenture with respect to the USD Perpetual Notes dated May 12, 2021 (the “First Supplemental Indenture”), among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee. This summary does not purport to be complete and is qualified in its entirety by reference to such 2020 Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the 2020 Indenture.
USD Perpetual Notes
The USD Perpetual Notes accrue non-cumulative cash distributions (“Dollar Notes Distributions”) (i) in respect of the period from (and including) May 12, 2021 (the “Closing Date”) to (but excluding) May 12, 2027 (six years after the Closing Date) (the “Dollar Notes First Reset Date”) at the rate of 4.750% per annum, and (ii) in respect of each period from (and including) the Dollar Notes First Reset Date and every fifth anniversary thereof (each a “Dollar Notes Reset Date”) to (but excluding) the next succeeding Dollar Notes Reset Date (each such period, a “Dollar Notes Reset Period”), at the rate per annum equal to the aggregate of 3.753% per annum (the “Dollar Notes Initial Margin”) and the 5-year UST for the relevant Dollar Notes Reset Period, with such rate per annum converted to a quarterly rate in accordance with market convention.
EUR Perpetual Notes
The EUR Perpetual Notes will accrue non-cumulative cash distributions (“Euro Notes Distributions” and, together with the Dollar Notes Distributions, the “Distributions”) (i) in respect of the period from (and including) the Closing Date to (but excluding) May 12, 2028 (seven years after the Closing Date) (the “Euro Notes First Reset Date”) at the rate of 4.125% per annum, and (ii) in respect of each period from (and including) the Euro Notes First Reset Date and every fifth anniversary thereof (each a “Euro Notes Reset Date”) to (but excluding) the next succeeding Euro Notes Reset Date (each such period, a “Euro Notes Reset Period”), at the rate per annum equal to the aggregate of 4.311% per annum (the “Euro Notes Initial Margin”) and the 5-year Mid-Swap Rate for the relevant Euro Notes Reset Period, with such rate per annum converted to a quarterly rate in accordance with market convention.
General
Distributions are payable quarterly in arrears on February 12, May 12, August 12 and November 12 in each year (each a “Distribution Payment Date”). Distributions will be paid to holders of record of the relevant Perpetual Notes in respect of the Liquidation Preference thereof outstanding as of the close of business 15 calendar days preceding the relevant Distribution Payment Date, whether or not a Business Day.
Distributions on the Dollar Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. Distributions on the Euro Notes will be calculated on the basis of the actual number of days elapsed and the actual number of days in the year. If any scheduled Distribution Payment Date is not a Business Day, Banco Santander will pay Distributions on the next Business Day, but Distributions on that payment will not accrue during the period from and after the scheduled Distribution Payment Date. If the date of redemption or repayment is not a Business Day, Banco Santander may pay

Distributions and the Liquidation Preference on the next succeeding Business Day, but Distributions on that payment will not accrue during the period from and after the date of redemption or repayment.
The Perpetual Notes will constitute separate series of contingent convertible preferred securities issued under the Base Indenture between Banco Santander as Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented First Supplemental Indenture between Banco Santander as Issuer and the Trustee.
As the Perpetual Notes are perpetual and have no fixed maturity or fixed redemption date, unless the Perpetual Notes are redeemed, a holder may not receive any payments with respect to the Perpetual Notes as Banco Santander is not required to pay the Liquidation Preference of the Perpetual Notes at any time prior to any voluntary or involuntary liquidation of Banco Santander (a “Liquidation Event”) and Banco Santander will have the sole and absolute discretion at all times and for any reason to cancel in whole or in part any Distribution.
The Perpetual Notes qualify as Additional Tier 1 Capital of Banco Santander and the Group pursuant to Applicable Banking Regulations (as defined therein).
Convertible Securities
Perpetual Notes are convertible into common shares in limited circumstances described under “Description of Certain Provisions Relating to the Debt Securities and Contingent Convertible Capital Securities—Form of Securities; Book-Entry System” in the relevant prospectus.
Status of the Perpetual Notes
Unless previously converted into Common Shares as set forth in “—Conversion Upon Trigger Event,” the payment obligations of Banco Santander under the Perpetual Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1.2º of the restated text of the Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May (the “Spanish Insolvency Law”) and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, for so long as the obligations of Banco Santander in respect of the Perpetual Notes constitute Additional Tier 1 Instruments, rank: (i) pari passu among themselves and with (a) all other claims in respect of any outstanding Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (b) any obligations of Banco Santander in respect of Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.
Banco Santander agrees with respect to the Perpetual Notes and each holder of Perpetual Notes, by his or her acquisition of a Note, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Perpetual Notes. In addition, each holder of Perpetual Notes by his or her acquisition of the Perpetual Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Perpetual Notes as provided in the Base Indenture, as supplemented by the First Supplemental Indenture, and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

The obligations of Banco Santander under the Perpetual Notes are subject to the Bail-in Power.
Redemption and Purchase
The Perpetual Notes are perpetual and may only be purchased or redeemable in accordance with the following provisions of the Base Indenture, as supplemented by the First Supplemental Indenture, described in this section “—Redemption and Purchase.”
Optional Redemption
Subject to certain exceptions described further below, the Perpetual Notes may be redeemed at Banco Santander’s option, in whole but not in part, (a) with respect to the USD Perpetual Notes on (i) any calendar day during the six-month period commencing on (and including) November 12, 2026 to (and including) the Dollar Notes First Reset Date and (ii) any Distribution Payment Date thereafter and (b) with respect to the EUR Perpetual Notes on (i) any calendar day during the six-month period commencing on (and including) November 12, 2027 to (and including) the Euro Notes First Reset Date and (ii) any Distribution Payment Date thereafter, in each case at the Redemption Price and subject to (a) the prior consent of the Regulator if and as required under Applicable Banking Regulations and (b) compliance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) 241/2014 and/or any other Applicable Banking Regulations then in force, and in accordance with the final paragraph of “Redemption Procedures” below (and otherwise in accordance with Applicable Banking Regulations then in force).
“Liquidation Preference” means (a) with respect to the USD Perpetual Notes, $200,000 per USD Perpetual Note and (b) with respect to the EUR Perpetual Notes, €200,000 per EUR Perpetual Note.
“Redemption Price” means, per Note of the series that is being redeemed, the relevant Liquidation Preference plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in “—Distributions,” an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the Perpetual Notes of such series.
Pre-Conditions to Redemptions and Purchases
Article 78(1) of the CRR provides that the relevant Regulator will give its consent to a redemption or purchase of the Perpetual Notes of the series that is being redeemed provided that either of the following conditions is met:
1.on or before such redemption of the relevant Perpetual Notes, Banco Santander replaces the relevant Perpetual Notes with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of Banco Santander; or
2.Banco Santander has demonstrated to the satisfaction of the relevant Regulator that its Tier 1 Capital and Tier 2 Capital and its eligible liabilities would, following such redemption, exceed the requirements laid down in the CRD IV and BRRD by a margin that the relevant Regulator considers necessary.
“Tier 2 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 2 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.
Redemption Due to a Capital Event
If, on or after the Closing Date, there is a Capital Event, the Perpetual Notes of a series may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.
“Capital Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the Perpetual Notes of the relevant series ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.
“Tier 1 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 1 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapters 1, 2 and 3 (Tier 1 Capital, Common Equity Tier 1 Capital and Additional Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.
Redemption Due to a Tax Event
If, on or after the Closing Date, there is a Tax Event, the Perpetual Notes of a series may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.
“Tax Event” means that, as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Closing Date, (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain (as set forth in “Description of Contingent Convertible Capital Securities—Additional Amounts” in the accompanying prospectus) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts, or (c) the applicable tax treatment of the Perpetual Notes of the relevant series changes in a material way that was not reasonably foreseeable at the Closing Date.
Redemption Procedures
The decision to redeem the Perpetual Notes of a series must be irrevocably notified by Banco Santander to holders of the relevant Perpetual Notes upon not less than 15 nor more than 30 days’ notice prior to the relevant redemption date (i) through the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “Description of Contingent Convertible Capital Securities—Notices” in the accompanying prospectus, and to the Trustee (with a copy of the Regulator’s consent to the redemption) at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.
Any notice of redemption will state: the redemption date; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the Base Indenture, as supplemented by the First Supplemental Indenture, become due and payable upon each Note being redeemed and that, subject to certain exceptions, Distributions will cease to accrue on or after that date; the place or places where the relevant Perpetual Notes are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the relevant Perpetual Notes.

If Banco Santander gives notice of redemption of the relevant Perpetual Notes, then by 11:00 a.m. (CET) on the relevant redemption date, Banco Santander will:
1.irrevocably deposit with the Principal Paying Agent funds sufficient to pay the Redemption Price; and
2.give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the relevant Perpetual Notes.
If the notice of redemption has been given on relevant Perpetual Notes, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:
1.Distributions on the relevant Perpetual Notes shall cease to accrue;
2.the relevant Perpetual Notes will no longer be considered outstanding; and
3.the holders of the relevant Perpetual Notes will no longer have any rights as holders except the right to receive the Redemption Price.
Non-payment of Redemption Price
If in connection with the Perpetual Notes of the relevant series either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if Banco Santander improperly withholds or refuses to pay the Redemption Price of the relevant Perpetual Notes, Distributions will continue to accrue, subject as provided in “—Distributions” above, at the rate specified from the redemption date to (but excluding) the date of actual payment of the Redemption Price.
Banco Santander may not give a notice of redemption pursuant to this section “—Redemption and Purchase” if a Trigger Event Notice (as defined under “Description of Contingent Convertible Capital Securities” in the accompanying prospectus) has been given. If a Trigger Event Notice is given after a notice of redemption shall have been given by Banco Santander but before the redemption has occurred, such notice of redemption shall automatically be revoked and be null and void and the relevant redemption shall not be made.
Purchases of Contingent Convertible Capital Securities
Banco Santander and any of its subsidiaries or any third party designated by any of them, may at any time purchase Perpetual Notes of any series in the open market or otherwise at any price, in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to the prior consent of the relevant Regulator if and as required.
Notwithstanding any other provision of “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Settlement Procedures” in the accompanying prospectus and subject to compliance with the provisions of the Spanish Companies Act and/or with any Applicable Banking Regulations, Banco Santander or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of Banco Santander (including Conversion Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders of the relevant Perpetual Notes.
“Conversion Shares” means the number of Common Shares to be issued on Trigger Conversion in respect of each Note to be converted.
Events of Default
There are no events of default under the Perpetual Notes.

Description of the 0.701% Senior Preferred Callable Fixed-to-Fixed Rate Notes due 2024
The following summary of the 0.701% Senior Preferred Callable Fixed-to-Fixed Rate Notes due 2024 (the “2024 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of June 27, 2019, as amended by a first supplemental indenture dated June 27, 2019, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the Indenture.
Interest Payments
The 2024 Fixed Rate Notes will mature on June 30, 2024. The 2024 Fixed Rate Notes bear interest at a rate of 0.701% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), interest on the 2024 Fixed Rate Notes is payable at a fixed rate equal to the applicable U.S. Treasury Rate (as defined below) as of the second business day preceding the Reset Date (the “Reset Determination Date”), plus 0.450% per annum. Interest will be payable semi-annually in arrears on June 30 and December 30 of each year (each an “Interest Payment Date”), commencing on December 30, 2021, up to and including the Maturity Date or any date of earlier redemption. Interest is paid to holders of record of the 2024 Fixed Rate Notes in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day and Banco Santander pays interest semi-annually in arrears on June 30 and December 30 of each year, commencing on December 30, 2021, up to and including the maturity date or any date of earlier redemption. Interest on the 2024 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month.
General
The 2024 Fixed Rate Notes constitute a separate series of senior preferred debt securities issued under an indenture dated as of the date of issuance of the 2024 Fixed Rate Notes (the “Base Indenture”) between Banco Santander as Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture to be dated as of the date of issuance of the 2024 Fixed Rate Notes (the “First Supplemental Indenture”) between Banco Santander as Issuer and the Trustee.
Status of the 2024 Fixed Rate Notes
The payment obligations of Banco Santander under the 2024 Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and, upon the insolvency of Banco Santander (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities and (ii) senior to (x) any Senior Non Preferred Liabilities and (y) any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.
Claims of holders of the 2024 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2024 Fixed Rate Notes are subject to the Bail-in Power.

Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2024 Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the accompanying prospectus or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2024 Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 30 days’ notice to the holders of the 2024 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the accompanying prospectus (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2024 Fixed Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2024 Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining Supervisory Permission therefor, if and as required.
Events of Default
If any of the following events occurs and is continuing with respect to the 2024 Fixed Rate Notes, it shall constitute an Event of Default:
a.Non-payment: default is made in the payment of any interest or principal due in respect of the 2024 Fixed Rate Notes and such default continues for a period of seven days.
b.Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2024 Fixed Rate Notes, or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the 2024 Fixed Rate Notes, provided that such merger, spin-off or other structural modification is carried out in compliance with the requirements described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Substitution of Issuer” in the accompanying prospectus).
Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.
If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes may institute proceedings for the winding up or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes may declare the 2024 Fixed Rate Notes immediately due and payable whereupon the 2024 Fixed Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2024 Fixed Rate Notes), together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2024 Fixed Rate Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2024 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2024 Fixed Rate Notes.
Description of the 1.722% Senior Non Preferred Callable Fixed-to-Fixed Rate Notes due 2027
The following summary of the 1.722% Senior Non Preferred Callable Fixed-to-Fixed Rate Notes due 2027 (the “2027 SNP Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of May 28, 2020, as amended by a first supplemental indenture dated September 14, 2021, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the Base Indenture, the “Indenture”.) This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the Indenture.
Interest Payments
From and including September 14, 2021 to (and excluding) September 14, 2026 (the “Reset Date”), interest on the 2027 SNP Fixed Rate Notes is payable at a fixed rate of 1.722% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), interest on the 2027 SNP Fixed Rate Notes will be payable at a fixed rate equal to the applicable U.S. Treasury Rate (as defined below) as of the second business day preceding the Reset Date (the “Reset Determination Date”), plus 0.90% per annum. Interest is payable semi-annually in arrears on March 14 and September 14 of each year (each an “Interest Payment Date”), commencing on March 14, 2022, up to and including the maturity date or any date of earlier redemption. Interest is paid to holders of record of the 2027 SNP Fixed Rate Notes in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day.
Interest on the 2027 SNP Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. If any scheduled Interest Payment Date is not a Business Day, Banco Santander pays interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, Banco Santander may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.
General
The 2027 SNP Fixed Rate Notes constitutes a separate series of senior preferred debt securities.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2027 SNP Fixed Rate Notes
The payment obligations of Banco Santander under the 2027 SNP Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of principal under the 2027 SNP Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.
Claims of holders of the 2027 SNP Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2027 SNP Fixed Rate Notes are subject to the Bail-in Power.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2027 SNP Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the accompanying prospectus or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2027 SNP Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2027 SNP Fixed Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 30 days’ notice to the holders of the 2027 SNP Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the accompanying prospectus (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2027 SNP Fixed Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2027 SNP Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining Supervisory Permission therefor, if and as required.
Events of Default

If any of the following events occurs and is continuing with respect to the 2027 SNP Fixed Rate Notes, it shall constitute an Event of Default:
a.Non-payment: default is made in the payment of any interest or principal due in respect of the 2027 SNP Fixed Rate Notes and such default continues for a period of seven days.
b.Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the 2027 SNP Fixed Rate Notes, or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the 2027 SNP Fixed Rate Notes, provided that such merger, spin-off or other structural modification is carried out in compliance with the requirements described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies—Substitution of Issuer” in the accompanying prospectus).
Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.
If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2027 SNP Fixed Rate Notes may institute proceedings for the winding up or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2027 SNP Fixed Rate Notes may declare the 2027 SNP Fixed Rate Notes immediately due and payable whereupon the Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2027 SNP Fixed Rate Notes), together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2027 SNP Fixed Rate Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2027 SNP Fixed Rate Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2027 SNP Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2027 SNP Fixed Rate Notes.
Description of the 3.225% Tier 2 Subordinated Callable Fixed-to-Fixed Rate Notes due 2032
The following summary of the 3.225% Tier 2 Subordinated Callable Fixed-to-Fixed Rate Notes due 2032 (the “2032 Subordinated Notes”) is based on the indenture (the “Base Indenture”) dated as of December 3, 2020, as amended by a first supplemental indenture dated November 22, 2021, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the Indenture.

Interest Payments
From and including the date of issuance, which is expected to be November 22, 2021, to (but excluding) November 22, 2031 (the “Reset Date”), interest on the 2032 Subordinated Notes is payable at a fixed rate of 3.225% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), interest on the 2032 Subordinated Notes is payable at a fixed rate equal to the applicable U.S. Treasury Rate (as defined below) as of the second Business Day preceding the Reset Date (the “Reset Determination Date”), plus 1.600% per annum. Interest is payable semi-annually in arrears on May 22 and November 22 of each year (each an “Interest Payment Date”), commencing on May 22, 2022, up to and including the maturity date or any date of earlier redemption.
Interest on the 2032 Subordinated Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. If any scheduled Interest Payment Date is not a Business Day, Banco Santander pays interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, Banco Santander may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.
General
The 2032 Subordinated Notes constitute a separate series of subordinated debt securities issued under an indenture dated as of December 3, 2020 (as heretofore supplemented and amended, the “Base Indenture”) between Banco Santander as Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by a second supplemental indenture to be dated as of the date of issuance of the 2032 Subordinated Notes (the “Second Supplemental Indenture”) between Banco Santander as Issuer and the Trustee.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2032 Subordinated Notes
The payment obligations of Banco Santander under the 2032 Subordinated Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander rank for so long as the obligations of Banco Santander in respect of the 2032 Subordinated Notes constitute Tier 2 Instruments (as defined below): (i) pari passu among themselves and with (a) all other claims in respect of Tier 2 Instruments and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under the Tier 2 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of Banco Santander (including any Senior Non Preferred Liabilities (as defined below)) and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under the Tier 2 Instruments; and (iii) senior to (a) any claims in respect of Additional Tier 1 Instruments (as defined below) of Banco Santander and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of Banco Santander under the Tier 2 Instruments.

Banco Santander agrees with respect to the 2032 Subordinated Notes and each holder of 2032 Subordinated Notes, by his or her acquisition of a 2032 Subordinated Note, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the 2032 Subordinated Notes. In addition, each holder of 2032 Subordinated Notes by his or her acquisition of the 2032 Subordinated Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the 2032 Subordinated Notes as provided in the Base Indenture and the Second Supplemental Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
The obligations of Banco Santander under the 2032 Subordinated Notes are subject to the Bail-in Power.
Early Redemption
Optional Redemption
Banco Santander may, at its option and having given no less than 15 nor more than 30 days’ notice to the holders of the 2032 Subordinated Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the accompanying prospectus (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem the 2032 Subordinated Notes, in whole, but not in part, on any date during the 3-month period from and including August 22, 2031 to and including the Reset Date, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining Supervisory Permission therefor, if and as required, at their optional redemption amount (which shall be their principal amount), together with any accrued interest thereon to (but excluding) the date fixed for redemption.
“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, the CRD IV (as defined in the accompanying prospectus), the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator and/or the Relevant Resolution Authority then applicable to Banco Santander and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group).
“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 or such other regulation as may come into effect in place thereof, as amended from time to time.
“MREL” means the “minimum requirement for own funds and eligible liabilities” for credit institutions under the BRRD, set in accordance with Article 45 of the BRRD (as transposed in the Kingdom of Spain), Commission Delegated Regulation (EU) 2016/1450 of 23 May 2016, supplementing Directive 2014/59/EU of the European Parliament and of the Council with regard to regulatory technical standards specifying the criteria relating to the methodology for setting the minimum requirement for own funds and eligible liabilities and/or any other Applicable Banking Regulations.
“Regulator” means the European Central Bank, the Bank of Spain, the Relevant Resolution Authority or such other or successor authority exercising primary bank supervisory authority or the role of primary bank resolution authority, in each case with respect to prudential matters in relation to Banco Santander and/or the Group.

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator as is required therefor under Applicable Banking Regulations.
“TLAC” means the “total loss-absorbing capacity” requirement for global systemically important institutions under the CRR, set in accordance with Article 92a of the CRR and/or any other Applicable Banking Regulations.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2032 Subordinated Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the accompanying prospectus or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2032 Subordinated Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2032 Subordinated Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 30 days’ notice to the holders of the 2032 Subordinated Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the accompanying prospectus (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2032 Subordinated Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2032 Subordinated Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining Supervisory Permission therefor, if and as required.
Early Redemption for a Capital Disqualification Event
If (i) there is a Capital Disqualification Event and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Regulator’s consent to the redemption, Banco Santander may, at its option and having given no less than 15 nor more than 30 days’ notice to the holders of the 2032 Subordinated Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the accompanying prospectus (which notice shall be irrevocable), redeem in whole but not in part the outstanding Notes in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early capital disqualification event redemption amount (which shall be their principal amount), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that the Regulator consents to redemption of the 2032 Subordinated Notes.
Redemption for a Capital Disqualification Event is subject to the prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
“Capital Disqualification Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in the entire outstanding aggregate principal amount of the 2032 Subordinated Notes ceasing to be included in, or counting towards, Banco Santander’s and/or the Group’s Tier 2 Capital.

“Tier 2 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 2 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.
Other than as described under “—Optional Redemption,” “—Early Redemption for a Capital Disqualification Event” and “—Early Redemption for Taxation Reasons,” Banco Santander may not redeem the 2032 Subordinated Notes, and there are no put rights with respect to the 2032 Subordinated Notes.
Events of Default
If any of the following events occurs and is continuing with respect to the 2032 Subordinated Notes, it shall constitute an Event of Default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2032 Subordinated Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural), provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction).
Under the terms of the Base Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an Event of Default.
If an Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2032 Subordinated Notes may institute proceedings for the winding up or liquidation of Banco Santander but may take no further action in respect of such default.
If an Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2032 Subordinated Notes may declare the 2032 Subordinated Notes immediately due and payable whereupon the Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2032 Subordinated Notes), together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2032 Subordinated Notes may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2032 Subordinated Notes, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2032 Subordinated Notes sooner than the same would otherwise have been payable by it or any damages.
Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the 2032 Subordinated Notes.

Description of the 3.496% Senior Preferred Fixed Rate Notes due 2025 and the 4.175% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2028
The following summary of the 3.496% Senior Preferred Fixed Rate Notes due 2025 (the “2025 Fixed Rate Notes”) and the 4.175% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2028 (the “2028 Fixed Rate Notes”) is based on (i) the indenture (the “SP Base Indenture”) dated as of June 30, 2021, as supplemented by the second supplemental indenture dated March 24, 2022, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the SP Base Indenture, the “SP Indenture”), and (ii) the indenture (the “SNP Base Indenture”) dated as of May 28, 2020, as supplemented by the fourth supplemental indenture dated March 24, 2022, among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (together with the SNP Base Indenture, the “SNP Indenture”, and the SP Indenture and the SNP indenture together, the “Indentures”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indentures. Capitalized terms shall have the meaning stated herein or the meaning stated in the Indentures.
Interest Payments
The 2025 Fixed Rate Notes will mature on March 24, 2025. The 2025 Fixed Rate Notes bear interest at a rate of 3.496% per annum.
The 2028 Fixed Rate Notes will mature on March 24, 2028 (the “SNP Maturity Date”). The 2028 Fixed Rate Notes bear interest at a rate of 4.175% per annum until March 24, 2027 (the “SNP Reset Date”). From (and including) the SNP Reset Date to (but excluding) the SNP Maturity Date (the “SNP Reset Period”), interest on the 2028 Fixed Rate Notes will be payable at a fixed rate equal to the applicable U.S. Treasury Rate as of the second Business Day preceding the SNP Reset Date (the “SNP Reset Determination Date”), plus 2.000% per annum.
Banco Santander pays interest semi-annually in arrears on March 24 and September 24 of each year, commencing on September 24, 2022, up to and including the maturity date or any date of earlier redemption. Interest on the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month
The “U.S. Treasury Rate” means, in relation to the SNP Reset Date and the SNP Reset Period commencing on the SNP Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities for the five Business Days immediately prior to the SNP Reset Determination Date, published in the most recent H.15, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the SNP Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the SNP Reset Date.
The U.S. Treasury Rate shall be determined by the Calculation Agent (as defined herein).
If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to Banco Santander equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recent H.15 (or any successor release to be determined by Banco Santander and notified to the Calculation Agent) at 5:00 p.m. (New York City time) on the SNP Reset Determination Date.

“Calculation Agent” means the Trustee (as defined herein) or such other person authorized by Banco Santander as the party responsible for calculating the U.S. Treasury Rate and/or such other amount(s) from time to time in relation to the Notes.
“Comparable Treasury Issue” means, with respect to the SNP Reset Period, the U.S. Treasury security or securities selected by Banco Santander (and notified to the Calculation Agent) with a maturity date on or about the last day of the SNP Reset Period, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.
“Comparable Treasury Price” means, with respect to the SNP Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the SNP Reset Date (calculated on the SNP Reset Determination Date preceding the SNP Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to Banco Santander and the Calculation Agent by a Reference Treasury Dealer.
“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication as determined by Banco Santander (and notified to the Calculation Agent) that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means, in respect of the SNP Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time but prior to the SNP Reset Determination Date.
“Reference Treasury Dealer” means each of up to five banks selected by Banco Santander, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.
“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the SNP Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the SNP Reset Determination Date.
General
The 2025 Fixed Rate Notes constitute a separate series of senior preferred debt securities. The 2028 Fixed Rate Notes constitute a separate series of non-preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes
The payment obligations of Banco Santander under the 2025 Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and, upon the insolvency of Banco Santander (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities and (ii) senior to (x) any Senior Non Preferred Liabilities and (y) any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.

The payment obligations of Banco Santander under the 2028 Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of principal under the 2028 Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.
Claims of holders of the Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes are subject to the Bail-in Power.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated March 17, 2022 as supplemented on March 17, 2022 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice to the holders of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated March 17, 2022 as supplemented on March 17, 2022 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if and as required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 30 days’ notice to the holders of the 2028 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated March 17, 2022 as supplemented on March 17, 2022 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding 2028 Fixed Rate Notes at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption of the 2028 Fixed Rate Notes for a TLAC/MREL Disqualification Event is subject to Banco Santander obtaining prior Supervisory Permission if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.
The 2025 Fixed Rate Notes shall not be redeemable upon the occurrence of a TLAC/MREL Disqualification Event.
Substitution and Variation
If a TLAC/MREL Disqualification Event with respect to the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes occurs and is continuing or a tax event that would entitle Banco Santander to redeem one or several of the 2025 Fixed Rate Notes or the 2028 Fixed Rate Notes as set forth under “—Early Redemption—Early Redemption for Taxation Reasons” in the Base Prospectus dated March 17, 2022 as supplemented on March 17, 2022 occurs and is continuing, Banco Santander may substitute all (but not some) of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes or modify the terms of all (but not some) of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes, without any requirement for the consent or approval of the holders of the affected 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 30 days’ notice to the holders of the affected 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated March 17, 2022 as supplemented on March 17, 2022 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor, if and as required under Applicable TLAC/MREL Regulations, if required.
Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes can inspect or obtain copies of the new terms and conditions of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The affected 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.
Any holder or beneficial owner of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes shall, by virtue of its acquisition of the 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the affected 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the affected 2025 Fixed Rate Notes and the 2028 Fixed Rate Notes.
Events of Default
If any of the following events occurs and is continuing with respect to the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes and such default continues for a period of seven days.

2.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural), provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction).
Under the terms of the Indentures, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an event of default.
If an event of default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If an event of default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes may declare the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes immediately due and payable whereupon the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes) together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes, provided that, except as provided in paragraph (ii) above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2025 Fixed Rate Notes and 2028 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.
Description of the 3.892% Senior Preferred Fixed Rate Notes due 2024 and the Senior Preferred Floating Rate Notes due 2024
The following summary of the 3.892% Senior Preferred Fixed Rate Notes due 2024 (the “2024 Fixed Rate Notes”) and the Senior Preferred Floating Rate Notes due 2024 (the “2024 Floating Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of June 30, 2021, as amended and supplemented by a third supplemental indenture dated May 24, 2022 among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the Indenture.
Interest Payments
The 2024 Fixed Rate Notes will mature on May 24, 2024. The 2024 Fixed Rate Notes bear interest at a rate of 3.892% per annum and Banco Santander pays interest semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2022, up to and including the maturity date or any date of earlier redemption. Interest on the 2024 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month

The 2024 Floating Rate Notes will mature on May 24, 2024. Interest on the 2024 Floating Rate Noes will accrue on the at a rate per annum equal to Compounded SOFR plus a margin of 124 basis points. Interest will be payable quarterly in arrears on February 24, May 24, August 24, and November 24 of each year (each a “Floating Interest Payment Date” and together with the Fixed Interest Payment Dates, each an “Interest Payment Date”), commencing on August 24, 2022, up to and including the Maturity Date or any date of earlier redemption. Interest on the Floating Rate Notes shall be determined five U.S. Government Securities Business Days before each Floating Interest Payment Date.
Each interest period on the 2024 Floating Rate Notes will begin on (and include) a Floating Interest Payment Date (or, in the case of the first interest period, May 24, 2022) and end on (but exclude) the following Floating Interest Payment Date, or, in the case of the final interest period, the Maturity Date (each an “Interest Period”).
As further described herein, the amount of interest accrued and payable on the 2024 Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the 2024 Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.
The interest rate on the 2024 Floating Rate Notes for each Interest Period will be equal to Compounded SOFR (as defined herein) plus a margin of 124 basis points, subject to a minimum interest rate of 0%.
=“Compounded SOFR,” which is a compounded average of daily SOFR, will be determined by the calculation agent in respect of any Interest Period in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

Where:
“d” means, in respect of the relevant Observation Period, the number of calendar days in such Observation Period;
“d0” means, in respect of any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period;
“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;
“ni” means, in respect of any U.S. Government Securities Business Dayi, in the relevant Observation Period the number of calendar days from, and including, such U.S. Government Securities Business Dayi up to, but excluding, the following U.S. Government Securities Business Day;
“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling the number of Observation Shift Days prior to the first day of such Interest Period and ending on, but excluding, the date that is the number of Observation Shift Days prior to the Floating Interest Payment Date for such Interest Period;
“Observation Shift Days” means five U.S. Government Securities Business Days; and
“SOFRi” means, in respect of any U.S. Government Securities Business Dayi in the relevant Observation Period, the SOFR in respect of such U.S. Government Securities Business Day;

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“SOFR” means the rate determined by the calculation agent in respect of a U.S. Government Securities Business Day, in accordance with the following provisions: (i) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); (ii) if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;
Where:
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.
Notwithstanding anything to the contrary herein, if Banco Santander or its designee determine on or prior to the relevant SOFR Determination Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR, then the provisions set forth under “Effect of Benchmark Transition Event” as described in the Base Prospectus dated May 16, 2022 as supplemented on May 16, 2022 will thereafter apply to all determinations of the rate of interest payable on the 2024 Floating Rate Notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.
General
The 2024 Fixed Rate Notes and the 2024 Floating Rate Notes constitute a separate series of senior preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes
The payment obligations of Banco Santander under the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and, upon the insolvency of Banco Santander (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities and (ii) senior to (x) any Senior Non Preferred Liabilities and (y) any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.
Claims of holders of the Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco

Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes are subject to the Bail-in Power.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated May 16, 2022 as supplemented on May 16, 2022 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 30 days’ notice to the holders of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 16, 2022 as supplemented on May 16, 2022 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2024 Fixed Rate Notes and the 2024 Floating Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if and as required.
Substitution and Variation
If a TLAC/MREL Disqualification Event with respect to the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes occurs and is continuing or a tax event that would entitle Banco Santander to redeem one or several of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes as set forth under “—Early Redemption—Early Redemption for Taxation Reasons” in the Base Prospectus dated May 16, 2022 as supplemented on May 16, 2022 occurs and is continuing, Banco Santander may substitute all (but not some) of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes or modify the terms of all (but not some) of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes, without any requirement for the consent or approval of the holders of the affected 2024 Fixed Rate Notes and the 2024 Floating Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 30 days’ notice to the holders of the affected 2024 Fixed Rate Notes and the 2024 Floating Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated May 16, 2022 as supplemented on May 16, 2022 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor, if and as required under Applicable Banking Regulations.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes can inspect or obtain copies of the new terms and conditions of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The affected 2024 Fixed Rate Notes and the 2024 Floating Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.
Any holder or beneficial owner of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes shall, by virtue of its acquisition of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the affected 2024 Fixed Rate Notes and the 2024 Floating Rate Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the affected 2024 Fixed Rate Notes and the 2024 Floating Rate Notes.
Events of Default
If any of the following events occurs and is continuing with respect to the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural), provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction).
Under the terms of the Indentures, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an event of default.
If an event of default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If an event of default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes may declare the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes immediately due and payable whereupon the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes) together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes, provided that, except as provided in paragraph (ii) above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes sooner than the same would otherwise have been payable by it or any damages.

Description of the 5.147% Senior Non Preferred Fixed Rate Notes due 2025 and the 5.294% Senior Non Preferred Fixed Rate Notes due 2027
The following summary of the 5.147% Senior Non Preferred Fixed Rate Notes due 2025 (the “2025 Fixed Rate Notes”) and the 5.294% Senior Non Preferred Fixed Rate Notes due 2027 (the “2027 Fixed Rate Notes”) is based on the indenture (the “Base Indenture”) dated as of May 28, 2020, as amended and supplemented by a fifth supplemental indenture dated August 18, 2022 among Banco Santander, as issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”). This summary does not purport to be complete and is qualified in its entirety by reference to such Indenture. Capitalized terms shall have the meaning stated herein or the meaning stated in the Indenture.
Interest Payments
The 2025 Fixed Rate Notes will mature on August 18, 2025. The 2025 Fixed Rate Notes bear interest at a rate of 5.147% per annum and Banco Santander pays interest semi-annually in arrears on February 18 and August 18 of each year, commencing on February 18, 2023, up to and including the maturity date or any date of earlier redemption. Interest on the 2025 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month
The 2027 Fixed Rate Notes will mature on August 18, 2027. The 2027 Fixed Rate Notes bear interest at a rate of 5.294% per annum and Banco Santander pays interest semi-annually in arrears on February 18 and August 18 of each year, commencing on February 18, 2023, up to and including the maturity date or any date of earlier redemption. Interest on the 2027 Fixed Rate Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month
General
The 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes constitute two separate series of senior non preferred debt securities.
The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. Banco Santander may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Status of the 2024 Fixed Rate Notes and the 2024 Floating Rate Notes
The payment obligations of Banco Santander under the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of principal under the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.
Claims of holders of the Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco

Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.
The obligations of Banco Santander under the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes are subject to the Bail-in Power.
Early Redemption for Taxation Reasons
If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in “Description of Debt Securities—Additional Amounts” in the Base Prospectus dated August 11, 2022 as supplemented on August 11, 2022 or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a copy of the Supervisory Permission for the redemption, if and as required, Banco Santander may, at its option and having given no less than 15 nor more than 30 days’ notice to the holders of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated August 11, 2022 as supplemented on August 11, 2022 (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the outstanding 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of (i)(a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes of the relevant series then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining prior Supervisory Permission therefor, if and as required.
Early Redemption of Notes for a TLAC/MREL Disqualification Event
If a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 30 days’ notice to the holders of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated August 11, 2022 as supplemented on August 11, 2022 (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.
Redemption of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes for a TLAC/MREL Disqualification Event is subject to Banco Santander obtaining prior Supervisory Permission if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Substitution and Variation
If a TLAC/MREL Disqualification Event with respect to the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes occurs and is continuing or a tax event that would entitle Banco Santander to redeem one or several of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes as set forth under “—Early Redemption—Early Redemption for Taxation Reasons” in the Base Prospectus dated August 11, 2022 as supplemented on August 11, 2022 occurs and is continuing, Banco Santander may substitute all (but not some) of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes or modify the terms of all (but not some) of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes, without any requirement for the consent or approval of the holders of the affected 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 30 days’ notice to the holders of the affected 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes in accordance with the terms described under “Description of Debt Securities—Notices” in the Base Prospectus dated August 11, 2022 as supplemented on August 11, 2022 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor, if and as required under Applicable Banking Regulations.
Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes can inspect or obtain copies of the new terms and conditions of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes. Such substitution or variation will be effected without any cost or charge to such holders.
The affected 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes shall cease to bear interest from (and including) the date of substitution thereof.
Any holder or beneficial owner of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes shall, by virtue of its acquisition of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the affected 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the affected 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes.
Events of Default
If any of the following events occurs and is continuing with respect to the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes, it shall constitute an event of default:
1.Non-payment: default is made in the payment of any interest or principal due in respect of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes and such default continues for a period of seven days.
2.Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural), provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction).
Under the terms of the Indentures, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute an event of default.

If an event of default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes may institute proceedings for the winding up or dissolution of Banco Santander but may take no further action in respect of such default. If an event of default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes may declare the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes immediately due and payable whereupon the 22025 Fixed Rate Notes and the 2027 Fixed Rate Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes) together with all interest (if any) accrued thereon.
Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes, provided that, except as provided in paragraph (ii) above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the 2025 Fixed Rate Notes and the 2027 Fixed Rate Notes sooner than the same would otherwise have been payable by it or any damages.